Exhibit 99.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 23, 2009

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

WELLS FARGO RETAIL FINANCE, LLC

as Agent,

WELLS FARGO RETAIL FINANCE, LLC

GENERAL ELECTRIC CAPITAL CORPORATION

as Co-Collateral Agents,

REGIONS BANK

as Syndication Agent

UBS SECURITIES LLC

GENERAL ELECTRIC CAPITAL CORPORATION

as Co-Documentation Agents

and

SAKS INCORPORATED

JACKSON OFFICE PROPERTIES, INC.

NEW YORK CITY SAKS, LLC

SAKS & COMPANY

SAKS DIRECT, INC.

SAKS FIFTH AVENUE, INC.

SAKS FIFTH AVENUE TEXAS LLC

SAKS FIFTH AVENUE DISTRIBUTION COMPANY

SCCA, LLC

SCIL, LLC

SCCA STORE HOLDINGS, INC.

and

SFAILA, LLC

as Borrowers

WELLS FARGO RETAIL FINANCE, LLC, UBS SECURITIES LLC, REGIONS BANK and

GE CAPITAL MARKETS, INC.

as Joint-Lead Arrangers and Joint-Lead Bookrunners

Table of Contents

ARTICLE 1.	LOANS AND LETTERS OF CREDIT	2

1.1	Total Facility	2
1.2	Revolving Loans	4
1.3	Letters of Credit	7
1.4	Letters of Credit; Intra-Lender Issues	12
1.5	Bank Products	14

ARTICLE 2.	INTEREST AND FEES	15

2.1	Interest	15
2.2	Continuation and Conversion Elections	16
2.3	Maximum Interest Rate	17
2.4	Fees	17
2.5	Unused Line Fee	17
2.6	Letter of Credit Fee	17

ARTICLE 3.	PAYMENTS	18

3.1	Revolving Loans	18
3.2	Termination of Facility	18
3.3	[Reserved]	18
3.4	Payments by the Borrowers	18
3.5	Payments as Revolving Loans	19
3.6	Apportionment, Application and Reversal of Payments	19
3.7	Indemnity for Returned Payments	20
3.8	Agent’s and Lenders’ Books and Records; Monthly Statements	20
3.9	[Reserved]	21
3.10	Collection Account	21

ARTICLE 4.	TAXES, YIELD PROTECTION AND ILLEGALITY	22

4.1	Taxes	22
4.2	Illegality	23
4.3	Increased Costs and Reduction of Return	24
4.4	Funding Losses	25
4.5	Inability to Determine Rates	25
4.6	Certificates of Agent	25
4.7	Survival	26

ARTICLE 5.	BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES	26

5.1	Books and Records	26
5.2	Financial Information	26
5.3	Notices to the Lenders	28

ARTICLE 6.	GENERAL REPRESENTATIONS AND WARRANTIES	30

6.1	Authorization, Validity, and Enforceability of this Agreement and the Loan Documents	30

i

6.2	Validity and Priority of Security Interest	31
6.3	Organization and Qualification	31
6.4	Corporate Name; Prior Transactions; Other Information Regarding Collateral	31
6.5	Subsidiaries	31
6.6	Financial Statements and Projections	32
6.7	Solvency	32
6.8	Material Subsidiaries	32
6.9	[Reserved]	32
6.10	Title to Property	32
6.11	Proprietary Rights	32
6.12	Trade Names	33
6.13	Litigation	33
6.14	Labor Disputes	33
6.15	Environmental Laws	33
6.16	No Violation of Law	33
6.17	ERISA Compliance	33
6.18	Taxes	34
6.19	Regulated Entities	34
6.20	Use of Proceeds; Margin Regulations	34
6.21	Copyrights, Patents, Trademarks and Licenses, etc.	34
6.22	No Material Adverse Change	35
6.23	Full Disclosure	35
6.24	[Reserved]	35
6.25	[Reserved]	35
6.26	Governmental Authorization	35

ARTICLE 7.	AFFIRMATIVE AND NEGATIVE COVENANTS	35

7.1	Taxes and Other Obligations	35
7.2	Legal Existence and Good Standing	36
7.3	Compliance with Law and Agreements; Maintenance of Licenses	36
7.4	Maintenance of Property; Inspection of Property	36
7.5	Insurance	37
7.6	Environmental Laws	38
7.7	Compliance with ERISA	38
7.8	Dispositions, Mergers or Consolidations	39
7.9	Distributions; Repayment of Debt	40
7.10	Investments; Acquisitions	41
7.11	Debt	42
7.12	Transactions with Affiliates	44
7.13	Investment Banking and Finder’s Fees	45
7.14	Business Conducted	45
7.15	Liens	45
7.16	Sale and Leaseback Transactions	46
7.17	Fiscal Year	46
7.18	[Reserved]	46
7.19	Fixed Charge Coverage Ratio	46

7.20	[Reserved]	46
7.21	Use of Proceeds	46
7.22	Further Assurances	47
7.23	Landlord Waivers	47
7.24	Subsidiaries	47
7.25	Household Agreement and Permitted Credit Card Program	48

ARTICLE 8.	CONDITIONS OF LENDING	48

8.1	Conditions Precedent to Effectiveness	48
8.2	Conditions Precedent to Each Loan	52

ARTICLE 9.	DEFAULT; REMEDIES	53

9.1	Events of Default	53
9.2	Remedies	55

ARTICLE 10.	TERM AND TERMINATION	56

10.1	Term and Termination	56

ARTICLE 11.	AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS	57

11.1	Amendments and Waivers	57
11.2	Assignments; Participations	59

ARTICLE 12.	THE AGENT	61

12.1	Appointment and Authorization	61
12.2	Delegation of Duties	62
12.3	Liability of Agent	62
12.4	Reliance by Agent	62
12.5	Notice of Default	63
12.6	Credit Decision	63
12.7	Indemnification	63
12.8	Agent in Individual Capacity	64
12.9	Successor Agent	64
12.10	Withholding Tax	64
12.11	Guarantee and Collateral Matters	66
12.12	Restrictions on Actions by Lenders; Sharing of Payments	67
12.13	Agency for Perfection	68
12.14	Payments by Agent to Lenders	68
12.15	Settlement	69
12.16	[Reserved]	72
12.17	Concerning the Collateral and the Related Loan Documents	72
12.18	Field Audit and Examination Reports; Disclaimer by Lenders	72
12.19	Relation Among Lenders	73
12.20	Co Agents	73

ARTICLE 13.	MISCELLANEOUS	73

13.1	No Waivers; Cumulative Remedies	73

13.2	Severability	74
13.3	Governing Law; Choice of Forum; Service of Process	74
13.4	WAIVER OF JURY TRIAL	75
13.5	Survival of Representations and Warranties	75
13.6	Other Security and Guaranties	75
13.7	Fees and Expenses	75
13.8	Notices	76
13.9	Waiver of Notices	77
13.10	Binding Effect	77
13.11	Indemnity of the Agent and the Lenders by the Borrowers	78
13.12	Limitation of Liability	78
13.13	Final Agreement	79
13.14	Counterparts, etc.	79
13.15	Captions	79
13.16	Right of Setoff	79
13.17	Confidentiality	80
13.18	Conflicts with Other Loan Documents	81
13.19	Existing Credit Agreement Amended and Restated	81
13.20	Patriot Act	81
13.21	Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements	82

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	DEFINED TERMS

EXHIBIT A	FORM OF REVOLVING LOAN NOTE

EXHIBIT B	FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C	FORM OF NOTICE OF BORROWING

EXHIBIT D	FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT E	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT F	FORM OF JOINDER AGREEMENT

EXHIBIT G	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1.1	LENDERS’ COMMITMENTS

SCHEDULE 6.4	INFORMATION REGARDING COLLATERAL

SCHEDULE 6.5	SUBSIDIARIES

SCHEDULE 6.12	TRADE NAMES

SCHEDULE 6.13	LITIGATION

SCHEDULE 6.14	LABOR DISPUTES

SCHEDULE 6.17	ERISA COMPLIANCE

SCHEDULE 7.10	EXISTING INVESTMENTS

SCHEDULE 7.11	DEBT

SCHEDULE 7.15	LIENS

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement, dated as of November 23, 2009, (this “Agreement”) is made by and among The Financial Institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Retail Finance, LLC (“WFRF”), as Agent for the Lenders (in its capacity as agent, the “Agent”), Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as Co-Collateral Agents (in such capacities, the “Co-Collateral Agents”), Regions Bank, as Syndication Agent, UBS Securities LLC and General Electric Capital Corporation, as Co-Documentation Agents, and Saks Incorporated, a Tennessee corporation (“Parent”), Jackson Office Properties, Inc., a Delaware corporation (“Jackson”), New York City Saks, LLC, a New York limited liability company (“NYC Saks”), Saks & Company, a New York corporation (“S&C”), Saks Direct, Inc., a New York corporation (“Direct”), Saks Fifth Avenue, Inc., a Massachusetts corporation (“5th Avenue”), Saks Fifth Avenue Texas LLC, a Delaware limited liability company (“SFAT”), Saks Fifth Avenue Distribution Company, a Delaware corporation (“SFAD”), SCCA, LLC, a Virginia limited liability company (“SCCA”), SCIL, LLC, a Virginia limited liability company (“SCIL”), SCCA Store Holdings, Inc., a Delaware corporation (“SCCA Holdings”), and SFAILA, LLC, a Virginia limited liability company (“SFAILA,” and together with Parent, Jackson, NYC Saks, S&C, Direct, 5th Avenue, SFAT, SFAD, SCCA, SCCA Holdings, and SCIL each individually, a “Borrower” and collectively, “Borrowers” as hereinafter further defined).

W I T N E S S E T H:

WHEREAS, Parent has entered into an Amended and Restated Credit Agreement dated as of November 26, 2003 among Parent, as “Borrower” as defined therein (the “Existing Borrower”), the “Lenders” as defined therein (the “Existing Lenders”), Bank of America, N.A. as “Agent” as defined therein (the “Existing Agent”), Citicorp North America, Inc., as Syndication Agent, General Electric Capital Corporation, Wachovia Bank, National Association and Bank One, N.A., as Co-Documentation Agents, and Bank of America Securities LLC and Citigroup Global Markets Inc., as Co-Lead Arrangers and Co-Lead Bookrunners (as heretofore amended and in effect immediately prior to the effectiveness hereof, the “Existing Credit Agreement”); and

WHEREAS, Bank of America, N.A. has substantially contemporaneously herewith resigned as Existing Agent and WFRF has substantially contemporaneously herewith been appointed as successor Existing Agent; and

WHEREAS, certain of the Existing Lenders under the Existing Credit Agreement have assigned their rights and obligations thereunder to Persons who are, or shall become, Lenders under this Agreement; and

WHEREAS, certain Persons are joining this Agreement as additional Lenders and the Commitments of the Persons who are Existing Lenders under the Existing Credit Agreement and are continuing as Lenders under this Agreement are being modified as provided herein; and

WHEREAS, the Existing Borrower and certain Subsidiaries of Existing Borrower and the Lenders hereunder desire to amend and restate the Existing Credit Agreement as provided herein; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE 1. LOANS AND LETTERS OF CREDIT

1.1 Total Facility.

(a) Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility in the amount of (i) $500,000,000, or (ii) such lesser amount to which the Commitments have then been reduced by the Administrative Borrower pursuant to Section 1.1(b) hereof, or (iii) such greater amount to which the Commitments have been increased pursuant to Section 1.1(c) hereof (the “Total Facility”) to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

(b) Commitment Reductions. Upon at least five (5) Business Days’ prior written notice to the Agent, the Administrative Borrower may, at any time or from time to time, in part permanently reduce the Commitments. Each such reduction shall be in the principal amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof. Each notice of reduction shall be irrevocable when given. Each such reduction shall (i) be applied ratably to the Commitments of the Lenders and (ii) be irrevocable when effected. At the effective time of each such reduction, the Borrowers shall pay to the Agent for application as provided herein (i) all Unused Line Fees accrued but unpaid on the amount of the Commitments so reduced through the date of such reduction, and (ii) any amount by which the Aggregate Revolver Outstandings on such date exceed the amount to which the Commitments are to be reduced effective on such date.

(c) Commitment Increases. So long as no Default or Event of Default exists or would arise therefrom, the Administrative Borrower shall have the right at any time, and from time to time, to request an increase of the Commitments to an amount not to exceed $700,000,000. Any such requested increase shall be first made to all existing Lenders on a pro rata basis. To the extent that one or more of the Existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Administrative Borrower, the Administrative Borrower may seek, and, if requested by the

Administrative Borrower, the Agent, in consultation with the Administrative Borrower, will use its reasonable efforts to arrange for, other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by the Administrative Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, such Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Administrative Borrower, and (ii) any Additional Commitment Lender which is not an Existing Lender shall be subject to the approval of the Agent and the Administrative Borrower (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum amount of $50,000,000 and in increments of $25,000,000 in excess thereof.

(i) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(A) The Borrowers, the Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent shall reasonably require;

(B) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrowers and such Additional Commitment Lenders shall agree;

(C) The Borrowers shall have paid such arrangement fees to the Agent as the Borrower and the Agent may agree;

(D) The Borrowers shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrowers reasonably satisfactory to the Agent and dated such date;

(E) If requested by any applicable Additional Commitment Lender or the Agent, a Revolving Loan Note will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, in conformity with the requirements hereof (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

(F) The Borrowers and the Additional Commitment Lender(s) shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested.

(ii) The Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (A) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (B) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Commitments and Pro Rata Shares of the Lenders, and (C) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

(iii) In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement (including Section 3.6), (A) the Borrowers shall, in coordination with the Agent, (x) repay outstanding Revolving Loans of certain Lenders, and obtain Revolving Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Loans on the basis of their Pro Rata Shares (determined after giving effect to any increase in the Commitments pursuant to this Section 1.1(c)), and (B) the Borrowers shall pay to the Lenders any costs of the type referred to in Section 4.4 in connection with any repayment and/or Revolving Loans required pursuant to the preceding clause (A). Without limiting the obligations of the Borrowers provided for in this Section 1.1(c)(iii), the Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in Section 4.4 which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

1.2 Revolving Loans.

(a) Amounts.

(i) Subject to the satisfaction of all of the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees, upon the request of a Borrower (or Administrative Borrower on behalf of such Borrower) from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability. In addition to the Agent’s rights under Section 1.2(i), the Lenders, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority to make Agent Advances in accordance with and subject to the terms of Section 1.2(i).

(ii) The Borrowers shall execute and deliver to each Lender that so requests, promptly upon such Lender’s or the Agent’s request, a note to evidence the Revolving Loans of that Lender. Each note shall be in the principal amount of the Lender’s Commitment, dated the date hereof and substantially in the form of Exhibit A (each a “Revolving Loan Note” and, collectively, the “Revolving Loan Notes”); provided, that, each applicable Lender shall promptly either return to Administrative Borrower any Revolving Loan Note issued to such Lender under the Existing Credit Agreement or deliver a lost note affidavit and indemnity reasonably acceptable to the Administrative Borrower. Each Revolving Loan Note shall represent the obligation of the Borrowers to pay the amount of such Lender’s Commitment, or, if less, such Lender’s

Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date. Upon receipt by the Administrative Borrower of (x) an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Revolving Loan Note and (y)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Administrative Borrower and such Lender, or (B) in the case of mutilation, upon surrender and cancellation of such Revolving Loan Note, the Borrowers will issue, in lieu thereof, a replacement Revolving Loan Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) Procedure for Borrowing.

(i) Each Borrowing (other than a Borrowing of a Base Rate Refunding Loan) shall be made upon the irrevocable written notice by a Responsible Officer delivered to the Agent in substantially the form of Exhibit C hereto (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (Eastern Time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Eastern Time) on the requested Funding Date (or 3:00 p.m. (Eastern Time) on the requested Funding Date in the case of a Borrowing subject to Section 1.2(h)), in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (and be in an increment of $1,000,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

(D) the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month).

(ii) In lieu of delivering a Notice of Borrowing, a Responsible Officer of the Administrative Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(iii) The Borrowers shall not have the right to request, renew or continue (after the expiry of the current Interest Period therefor) a LIBOR Rate Loan, or to convert any Base Rate Loans to a LIBOR Rate Loan, in each case while an Event of Default exists.

(c) Reliance upon Authority. Prior to the Closing Date, the Administrative Borrower shall deliver to the Agent a notice setting forth an account of the Borrowers (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. A Responsible Officer of the Administrative Borrower may designate a replacement account from time to time by written notice to the Agent. Such Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on such a Responsible Officer’s request for Revolving Loans on behalf of the Borrowers. The Agent has no duty to verify the identity of any individual representing himself or herself as a Responsible Officer of Administrative Borrower authorized to make such requests on behalf of the Borrowers.

(d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent reasonably believes in good faith to have been given by an officer or other individual duly authorized by the Borrowers to request Revolving Loans on their behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Funding as Revolving Loans or Non-Ratable Loans. In the case of a Borrowing of Base Rate Loans, such Borrowing shall be funded as a Non-Ratable Loan under, and subject to, the terms of Section 1.2(h), except as provided in the immediately succeeding sentence. In the case of a Borrowing of LIBOR Rate Loans or a Borrowing of Base Rate Loans that cannot be funded as Non-Ratable Loans under Section 1.2(h), such Borrowing shall be funded as Revolving Loans under, and subject to, the terms of Section 1.2(g).

(g) Making of Revolving Loans. If the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 2:00 p.m. (Eastern Time) on the applicable Funding Date. Subject to the provisions of Section 12.15(c), but in any event after the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

(i) If the terms of this Section 1.2(h) apply to a requested Borrowing, the Agent shall make a Revolving Loan in the amount of that Borrowing available on the same Business Day as the requested Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Agent pursuant to this

Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Agent solely for its own account. The aggregate principal amount of Non-Ratable Loans outstanding at any time shall not exceed $37,500,000. The Agent shall not make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

(ii) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Obligations hereunder. Each provision of Section 1.2 applicable to Base Rate Loans (other than provisions relating to the initial funding of such Loans by the Lenders) shall be applicable to Non-Ratable Loans, and such Non-Ratable Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans.

(i) Agent Advances.

(i) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Co-Collateral Agents’ sole discretion, (A) while a Default or an Event of Default exists or (B) at any time that any of the conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Co-Collateral Agents, in their reasonable business judgment, deem necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as “Agent Advances”). In no event shall Agent Advances remain outstanding for more than thirty (30) consecutive Business Days unless the Required Lenders otherwise agree; the Borrowers shall repay such Agent Advances at such time as may be necessary in order to comply with the foregoing limitation.

(ii) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

1.3 Letters of Credit.

(a) Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), the Agent agrees to cause Wells Fargo Bank (i) as a Letter of Credit Issuer to issue for the account of such Borrower one or more commercial/documentary and standby Letters of Credit and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer reasonably acceptable to the Agent, which issues a Letter of Credit for the account of such Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement. Other Letter of Credit Issuers may, with the consent of the Agent (such consent not to be unreasonably withheld or delayed), also issue commercial/documentary Letters of Credit at the request of a Borrower (or Administrative Borrower on behalf of such Borrower) in accordance with the terms of this Agreement; provided, however, that, at no time shall (x) the aggregate undrawn amount of all Letters of Credit issued by any Other Letter of Credit Issuer plus the aggregate amount of all unpaid reimbursement obligations thereunder exceed $10,000,000 or such greater amount as may be agreed to from time to time by the Administrative Borrower and the Agent (whose consent to any increased amount shall not be unreasonably withheld), or (y) the aggregate undrawn amount of all Letters of Credit issued by all Other Letter of Credit Issuers plus the aggregate amount of all unpaid reimbursement obligations thereunder exceed $30,000,000 or such greater amount as may be agreed to from time to time by the Administrative Borrower and the Agent (whose consent to any increased amount shall not be unreasonably withheld) ((x) and (y) being the “Additional Issuer Sublimit”), or (z) the aggregate amount of all Letters of Credit issued by all Letter of Credit Issuers (including Other Letter of Credit Issuers) plus the aggregate amount of all unpaid reimbursement obligations thereunder cause the Letter of Credit Subfacility to be exceeded.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit, nor will any Other Letter of Credit Issuer issue any Letter of Credit, at any time if: (i) the maximum face amount of the requested Letter of Credit or amount of requested Credit Support is greater than the Unused Letter of Credit Subfacility at such time; (ii) the issuance of the requested Letter of Credit would cause a violation of the proviso in the second sentence of Section 1.3(a) above; (iii) the maximum undrawn amount of the requested Letter of Credit, or the amount of requested Credit Support, would exceed Availability at such time; or (iv) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or (without regard to the effect of any “evergreen” or automatic renewal provisions) more than 12 months from the date of issuance for standby letters of credit and 210 days (or such longer period as the Agent, in its reasonable discretion, determines) from the date of issuance for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. Notwithstanding the immediately preceding sentence, if all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall have the right to decline to consent to any extension or renewal described in the immediately preceding sentence.

(c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Letter of Credit Issuer to issue any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent.

(i) (A) The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application for the issuance of a Letter of Credit, in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent, and such other documents as may be required pursuant to the terms thereof, and (B) the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to such Letter of Credit Issuer; and

(ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(i) Request for Issuance.

(A) A Borrower (or Administrative Borrower on behalf of such Borrower) must notify the Agent of a requested standby Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the standby Letter of Credit requested, the Business Day of issuance of such requested standby Letter of Credit, whether such standby Letter of Credit may be drawn in a single draw or in partial draws, the Business Day on which the requested standby Letter of Credit is to expire, the purpose for which such standby Letter of Credit is to be issued, the beneficiary of the requested standby Letter of Credit, and the proposed Letter of Credit Issuer. Such Borrower (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed form of the standby Letter of Credit, if any. Promptly upon receipt of such notice, the Agent shall forward it to the proposed Letter of Credit Issuer.

(B) Such Borrower (or Administrative Borrower on behalf of such Borrower) must notify the proposed Letter of Credit Issuer of a requested commercial/documentary Letter of Credit at least one (1) Business Day prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the commercial/documentary Letter of Credit requested, the Business Day of issuance of such requested commercial/documentary Letter of Credit, whether such commercial/documentary Letter of Credit may be drawn in a single draw or in partial draws, the Business Day on which the requested commercial/documentary Letter of Credit is to expire, the purpose for which such commercial/documentary Letter of Credit is to be issued, and the beneficiary of the requested commercial/documentary Letter of Credit. Such Borrower (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed form of the commercial/documentary Letter of Credit, if any.

(ii) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of a standby Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, the amount of Availability and, if applicable, the available amount of the Additional Issuer Sublimit. If (i) the face amount of the requested standby Letter of Credit does not exceed either the Unused Letter of Credit Subfacility or, if applicable, the available Additional Issuer Sublimit and (ii) the amount of such requested standby Letter of Credit would not exceed Availability, the Agent shall notify the applicable Letter of Credit Issuer that it is authorized to issue the requested standby Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii) No Extensions or Amendment. No Letter of Credit Issuer shall be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

(iv) Notice. Each Letter of Credit Issuer shall deliver to the Agent (A) notice of the issuance of each standby Letter of Credit on the date of issuance thereof and (B) promptly following the end of each calendar week, notice setting forth the aggregate undrawn amount of all Letters of Credit issued by such Letter of Credit Issuer at the end of such week, together with any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding. Upon the request of any Lender from time to time, each Letter of Credit Issuer shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

(e) Payments Pursuant to Letters of Credit. The applicable Letter of Credit Issuer shall notify the Agent and the Administrative Borrower of any drawing under any Letter of Credit issued by such Letter of Credit Issuer as promptly as practicable following receipt by such Letter of Credit Issuer of such drawing. The Borrowers agree to reimburse promptly a Letter of Credit Issuer for any draw under any Letter of Credit issued by such Letter of Credit Issuer and the Agent upon any payment pursuant to any Credit Support, and to pay a Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with any Letter of Credit issued by such Letter of Credit Issuer promptly when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against such Letter of Credit Issuer or any other Person. If the Borrowers shall fail to reimburse a Letter of Credit Issuer for a drawing under a Letter of Credit issued by such Letter of Credit Issuer by 12:00 noon (Eastern Time) on the date of demand therefor, or immediately on demand if such draw shall occur at any time after an Account Control Event Notice has been given, the Borrowers shall be deemed to have requested a Borrowing of a Base Rate Refunding Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree to protect, indemnify, pay and hold harmless the Letter of Credit Issuers, the Lenders and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender, any Letter of Credit Issuer or the Agent may actually incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers’ obligations under this Section shall survive payment of all other Obligations.

(ii) Assumption of Risk by the Borrowers. As among the Borrowers, the Letter of Credit Issuers, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuers, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders, the Letter of Credit Issuers or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) a Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of a Letter of Credit issued by it; provided, however, none of the foregoing shall (i) release the Agent, any Lender or any Letter of Credit Issuer from liability to the extent resulting from their own gross negligence or willful misconduct or (ii) affect, impair or prevent the vesting of any rights or powers of the Agent, any Letter of Credit Issuer or any Lender under this Section 1.3(f).

(iii) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of the Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(iv) [Reserved].

(v) Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name any Subsidiary as the “account party” to a Letter of Credit (provided that if any account party is not also a Credit Party, such account party shall execute and deliver a letter of credit application to the Letter of Credit Issuer, and further provided that Letters of Credit for Subsidiaries which are not Credit Parties shall not exceed $5,000,000 in the aggregate outstanding at any time) and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to a Letter of Credit issued by it, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with Letters of Credit or the application therefor. The Credit Parties shall, in all events, be jointly and severally liable for the obligations of any Subsidiary which is not a Credit Party for whom any Letter of Credit is issued hereunder.

(g) Supporting Letter of Credit. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination, except as otherwise permitted pursuant to Section 3.2 hereof, the Borrowers shall upon demand deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to one hundred and three percent (103%) of the greatest amount for which such Letter of Credit or Credit Support may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the Letter of Credit Issuers and the Lenders for payments to be made under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent for the ratable benefit of the Agent, the Letter of Credit Issuers and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or Credit Support remaining outstanding and any fees and expenses related thereto.

1.4 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date, and upon request of a Lender, shall provide to such Lender the terms and amounts thereof and identify any “evergreen” or automatically renewable Letters of Credit issued and the date on which the applicable Letter of Credit Issuer is entitled to decline such renewal or extension.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on or before the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents, or the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

(B) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(C) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(D) the occurrence of any Default or Event of Default; or

(E) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers (or Administrative Borrower on behalf of Borrowers) prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify a Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of such Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse a Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to such Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

1.5 Bank Products.

(a) Obtaining of Bank Products. Any Borrower may request (for itself or any Guarantor) and WFRF, any other Lender requested by any Borrower, or any of their respective Affiliates, may, in their sole and absolute discretion, arrange for the Borrower to obtain from WFRF, such Lender, or their respective Affiliates Bank Products, although a Borrower is not required to do so. If Bank Products are provided by an Affiliate of WFRF, or such Lender, such Borrower agrees to indemnify and hold harmless WFRF, and such Lender from any and all costs and obligations now or hereafter incurred by WFRF, or such Lender which arise from any indemnity given by WFRF, or such Lender to its Affiliates in respect of amounts owing by Borrowers and Guarantors arising from or in connection with such Bank Products. The agreement contained in this Section shall survive termination of this Agreement.

(b) Notice to Agent. Each Person providing Bank Products for the Borrower or Guarantor shall deliver to the Agent promptly following the end of each calendar month, notice setting forth the aggregate amount of all obligations of the Borrower or Guarantor on account of such Bank Products (whether matured or unmatured, absolute or contingent) as of the end of such month. The obligations due with respect to Bank Products provided by any Person who fails to timely furnish the Agent with such notice, at the option of the Agent, shall not constitute part of the Secured Obligations and shall be unsecured and not entitled to any benefit of the Collateral.

ARTICLE 2. INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Loans shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Alternate Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Administrative Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Alternate Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Loans shall bear interest as follows:

(i) For all Base Rate Loans at a fluctuating per annum rate equal to the Alternate Base Rate plus the Applicable Margin for Base Rate Loans; and

(ii) For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans.

Each change in the Alternate Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All calculations of interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans quarterly in arrears on the first Business Day of each February, May, August and November hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

If any interest on any Loan or any fees or other amount payable by the Borrowers under the Loan Documents, other than principal, is not paid when due, whether on the stated due date, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the rate applicable to Base Rate Loans as provided in Section 2.1(a)(i), but subject to Section 2.1(b).

(b) Default Rate. While any Event of Default exists and the Majority Lenders in their discretion so elect by notice to the Administrative Borrower, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) Provided that the Borrowing of LIBOR Rate Loans is then permitted under Section 1.2, the Administrative Borrower on behalf of the Borrowers may, by delivery of notice as set forth in Section 2.2(b), below:

(i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) or to convert such LIBOR Rate Loans to Base Rate Loans;

provided, that, if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans at the end of the applicable Interest Period; provided, further, that, if the applicable notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) If Loans are to be converted into or continued as LIBOR Rate Loans, the or Administrative Borrower on behalf of the Borrowers shall deliver a notice of continuation/conversion, substantially in the form of Exhibit D hereto (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Eastern Time) at least three (3) Business Days in advance of the Continuation/Conversion Date, specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, that neither the Borrowers nor Administrative Borrower on behalf of any the Borrowers may select an Interest Period that ends after the Stated Termination Date.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, an Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than 10 different Interest Periods for LIBOR Rate Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Secured Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

2.4 Fees. The Borrowers agree to pay the Agent on the Closing Date the fees required to be paid on the Closing Date as set forth in the Fee Letter.

2.5 Unused Line Fee. On the first Business Day of each February, May, August and November and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the Unused Line Fee Rate per annum times the average daily amount by which the Maximum Revolver Amount exceeded the sum of the daily outstanding amount of Revolving Loans and the daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding period for which such payment is required to be made. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) at a per annum rate equal to (i) in the case of commercial/documentary Letters of Credit, the Applicable Margin then in effect with respect to LIBOR Rate Loans minus 0.50% on the aggregate undrawn face amount of each such Letter of Credit, and (ii) in the case of standby Letters of Credit, the Applicable Margin then in effect with respect to LIBOR Rate Loans on the aggregate undrawn face amount of each such Letter of Credit, in each case such fee to be payable quarterly in arrears on the first Business Day of each February, May, August and November and on the Termination Date, and (b) to a Letter of Credit Issuer for its own account a fee (the “Fronting Fee”) equal to one-eighth of one percent (0.125%) of the initial aggregate amount available to be drawn on each Letter of Credit issued by such Letter of Credit Issuer, such fee to be due and payable in full with respect to each Letter of Credit on the date of issuance (or renewal) thereof, and all customary and reasonable out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, administration of, issuance of, or amendment to any Letter of Credit, and any payment and negotiation charges, which shall be payable on demand. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If an Event of Default has occurred and is continuing, the Majority Lenders may elect to increase the applicable Letter of Credit Fee by two percent (2.0%) per annum.

ARTICLE 3. PAYMENTS

3.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of (a) the Borrowing Base or (b) the Maximum Revolver Amount less any Reserves.

3.2 Termination of Facility. The Borrowers (or Administrative Borrower on behalf of Borrowers) may terminate this Agreement upon at least five (5) Business Days’ notice to the Agent and the Lenders, upon (a) Facility Repayment, and (b) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. As an alternative to the cancellation and return of all outstanding Letters of Credit as contemplated by the immediately preceding clause (a), the Borrowers may, if acceptable to the Agent and each Letter of Credit Issuer, (x) deposit with each Letter of Credit Issuer cash in an amount equal to one hundred and three percent (103%) of the maximum undrawn amount of all such Letters of Credit issued by each such Letter of Credit Issuer to be held as cash collateral to reimburse such Letter of Credit Issuer in respect of drawings under such Letters of Credit and any fees and expenses associated therewith or (y) deposit with each Letter of Credit Issuer a Supporting Letter of Credit in accordance with the provisions of Section 1.3(g) hereof in an amount equal to one hundred and three percent (103%) of the greatest amount for which all outstanding Letters of Credit issued by such Letter of Credit Issuer may be drawn.

3.3 [Reserved].

3.4 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00

p.m. (Eastern Time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue for such additional Business Day.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.5 Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due which are not otherwise paid when due hereunder (including Non-Ratable Loans and Agent Advances) and agrees that all such amounts charged shall constitute Base Rate Refunding Loans.

3.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and any Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any Obligations consisting of fees, indemnities or expense reimbursements then due to the Agent or any Co-Collateral Agent from the Borrowers or any other Credit Party pursuant to the terms of any Loan Document; second, to pay any Obligations consisting of fees, indemnities or expense reimbursements then due to the Lenders and the Letter of Credit Issuers from the Borrowers or any other Credit Party pursuant to the terms of any Loan Document; third, to pay any Obligations consisting of interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay any Obligations consisting of principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay any Obligations consisting of principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; sixth, to pay an amount to the Agent, for the ratable benefit of the Letter of Credit Issuers, equal to all outstanding undrawn Letter of Credit Obligations and Credit Support to be held as cash collateral for such Obligations; seventh, to the payment of any other Obligation due to the Agent, any Co-Collateral Agent or any Lender by the Borrowers or any other Credit Party; eighth, during the continuance of an Event of Default, to pay any amounts relating to Bank Products then due to the Lenders and their Bank Product Affiliates in connection with ACH Transactions and cash management (including controlled disbursement) services; ninth, during the continuance of an Event of Default, to pay any amounts relating to other Bank Products then due to Wells Fargo Bank or any Lender providing Bank Products, or any of their Affiliates providing Bank Products; and tenth to the Borrowers or such other Person as may be lawfully entitled thereto. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the

Borrowers (or Administrative Borrower on behalf of Borrowers), or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses, if any, in accordance with Section 4.4.

3.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Co-Collateral Agent, any Lender, any Letter of Credit Issuer, or any Affiliate of the Agent is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received, and the Borrowers shall be liable to pay to the Agent (or its Affiliate), the Co-Collateral Agents, the Lenders, or such Letter of Credit Issuer, as the case may be, and hereby does indemnify the Agent (and its Affiliates), the Co-Collateral Agents, the Lenders, and the Letter of Credit Issuers, and hold harmless the Agent (and its Affiliates), the Co-Collateral Agents, the Lenders, and the Letter of Credit Issuers, for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent (or its Affiliates), the Co-Collateral Agents, any Lender, or any Letter of Credit Issuer in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s (its Affiliate’s), the Co-Collateral Agents’, the Lenders’, or the Letter of Credit Issuers’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

3.8 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Administrative Borrower (on behalf of Borrowers) a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7, corrections of errors discovered by the Agent and manifest errors), unless a Borrower notifies the Agent in writing to the contrary within 180 days after such statement is rendered. In the event a timely written notice of objections is given by a Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

3.9 [Reserved].

3.10 Collection Account.

(a) The Borrowers shall establish on or before the Closing Date, and maintain at all times, the Collection Account. The Borrowers shall, and shall cause each other Credit Party to, within 2 Business Days of deposit, deliver all balances held in any Deposit Account (other than Securitization Accounts, Permitted Credit Card Program Deposit Accounts, the Existing Agent Cash Collateral Account and Excluded Accounts) of any Credit Party, and all payments, proceeds and collections with respect to Collateral (other than collections in respect of Securitization Accounts, Permitted Credit Card Program Deposit Accounts and, unless otherwise requested by the Agent if an Event of Default exists, amounts on deposit in Excluded Accounts) in their original form duly endorsed in blank, into the Collection Account.

(b) Upon delivery to the Borrowers of an Account Control Event Notice, which notice may not be given until an Account Control Event occurs, (i) all amounts deposited into the Collection Account shall be subject to the Agent’s sole control, either directly or through the Blocked Account Agreement, and withdrawals by the Borrowers shall not be permitted, (ii) all such amounts shall be applied in accordance with Section 3.6, (iii) if requested by the Agent at any time an Event of Default exists, the Credit Parties shall instruct all Account Debtors to make all payments directly to the Collection Account or such other deposit account of a Credit Party as Agent may direct, (iv) except pursuant to a letter of instruction described below or with the prior written consent of the Agent, the Borrowers shall not change the then existing instructions regarding (A) the transfer of funds held in Deposit Accounts maintained by the Borrowers and their respective Subsidiaries or (B) the payment of amounts owing by Account Debtors of the Borrowers and their respective Subsidiaries, and (v) the Borrowers shall, upon the request of the Agent, cause to be delivered to each depositary in respect of a Deposit Account and each Account Debtor a letter of instruction in form and content acceptable to the Agent. If, notwithstanding any of the foregoing, any Credit Party receives any such payments or other proceeds of Collateral (except as otherwise permitted under this Section 3.10), it shall receive such payments as the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into the Collection Account. The Agent or the Agent’s designee may, at any time during the existence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrowers, at the Agent’s request, shall execute and deliver, and cause each other Credit Party to execute and deliver, to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received. Unless an Account Control Event Notice has been delivered and has not been rescinded by the Agent, the Credit Parties may access the Collection Account and direct the disposition of funds contained therein from time to time.

(c) [Reserved].

(d) All payments received by the Agent on account of the Obligations at a bank account designated by it, will be the Agent’s sole property for its benefit and the benefit of the Lenders and the Agent and will be credited to the Loan Account (conditional upon final collection) on the same Business Days received if received in immediately available funds prior to 2:00 p.m. (Eastern Time) and otherwise on the next Business Day; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, and (ii) calculating the Unused Line Fee pursuant to Section 2.5 hereof.

(e) [Reserved].

(f) On or prior to the date that is sixty (60) days following the Closing Date or such later date as Agent may agree, the Borrowers shall deliver to Agent evidence reasonably satisfactory to Agent that the Collection Account maintained with Bank of America, N.A. has been closed.

ARTICLE 4. TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall, except to the extent required by law, be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement and any other Loan Document (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c) If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrowers shall make such deductions and withholdings; and

(iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrowers of Taxes, the Borrowers (or Administrative Borrower on behalf of Borrowers) shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall (consistent with legal and regulatory restrictions) use reasonable efforts to change the jurisdiction of its lending office, or take other reasonable measures, so as to eliminate or materially reduce any such additional payment by the Borrowers which may thereafter accrue, if such change in the reasonable judgment of such Lender is not otherwise materially disadvantageous to such Lender.

(f) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate forms pursuant to Section 12.10(a) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification or additional payments under this Section with respect to Taxes; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) If the Borrowers make any additional payments under this Section 4.1 for the account of any Lender and such Lender receives or is granted a credit against or release or remission for, or repayment or refund of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall pay to the Borrowers the amount so received (or credited, released, remitted, repaid or refunded, as the case may be), provided, that, such payment will leave such Lender (after such payment) in no better or worse position than it would have been in if the Borrowers had not been required to make such deduction or withholding.

4.2 Illegality.

(a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist).

(b) If a Lender reasonably determines that it is unlawful to maintain any LIBOR Rate Loan, the Administrative Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under

Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers may borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender reasonably determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs (except for any Taxes which shall be governed by Section 4.1).

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

(c) Any claim for compensation under this Section 4.3 shall be made by the applicable Lender within 180 days after the date on which the officer of such Lender who has responsibility for compliance with the obligations under this Agreement knows or has reason to know of such Lender’s right to any compensation under this Section 4.3 or, if any such Lender fails to deliver such demand within such 180-day period, such Lender shall only be entitled to compensation under this Section 4.3 from and after the date that is 180 days prior to the date such Lender delivers such demand.

(d) The foregoing provisions of this Section 4.3 shall not apply in the case of any introduction of or any change in the interpretation of any law or regulation or the compliance by any Lender with any guideline or request from any central bank or other Governmental Authority in each case in respect of (i) Taxes and (ii) increases in the rate of, or changes in the basis of taxation of, overall net income or overall gross income, or branch profit taxes, in each case by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized, managed or controlled or in which its applicable lending office is or was located, or any political subdivision thereof, it being understood that such matters relating to Taxes shall be governed by Section 4.1.

4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold harmless each Lender from any loss or expense which such Lender may sustain or incur as a direct consequence of:

(a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b) the failure of the Borrowers to borrow, continue or convert a LIBOR Rate Loan after a Borrower (or Administrative Borrower on behalf of such Borrower) has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profit).

For purposes of calculating amounts payable by the Borrowers to a Lender under this Section 4.4, such Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the Offshore Base Rate used in determining the LIBOR Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

4.5 Inability to Determine Rates. If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Administrative Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Administrative Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Administrative Borrower, in the amount specified in the applicable notice submitted by the Administrative Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Administrative Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Parent shall maintain, at all times, correct and complete consolidated books, records and accounts of the Parent and its Subsidiaries in accordance with GAAP. The Parent shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as are consistent with past practices of the Parent, unless the Agent otherwise agrees.

5.2 Financial Information. Borrowers (or Administrative Borrower on behalf of Borrowers) will furnish to the Agent (and, solely in the case of Section 5.2(i), the Co-Collateral Agents), for prompt distribution by the Agent to the Lenders, the following:

(a) As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated audited balance sheets and income statements, cash flow statements and changes in stockholders’ equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respects the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be accompanied by a report thereon of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Agent, which report shall be unqualified as to going concern and scope. The Borrowers hereby authorize the Agent, during the existence of an Event of Default, to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Agent the finances and affairs of the Parent and its Subsidiaries.

(b) As soon as available, but in any event not later than fifty (50) days after the end of each fiscal quarter other than the last Fiscal Quarter of each Fiscal Year (and, at the request of the Agent, any Co-Collateral Agent or the Majority Lenders if Availability is less than 17.5% of the Maximum Revolver Amount, within thirty (30) days of each month), consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such fiscal quarter (or month, if applicable), and consolidated income statements and cash flow statements, for the Parent and its consolidated Subsidiaries for such fiscal quarter (or month, if applicable) and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter (or month, if applicable), all in reasonable detail, fairly presenting in all material respects the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP. The Parent shall certify by a certificate signed by its chief financial officer, chief accounting officer or treasurer that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the Parent’s consolidated financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments (or in the case of monthly or quarterly Financial Statements, period end adjustments) and absence of full footnote disclosure.

(c) Together with each delivery of the Financial Statements required by Section 5.2(a) hereof, deliver to the Agent and each Lender a letter from the Borrowers’ accountants specified in Section 5.2(a) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 5.2(a), they obtained no knowledge of any Default or Event of Default by the Borrowers in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof.

(d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and each of the quarterly (but not monthly unless a Liquidity Event then exists) Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer or treasurer of the Parent, substantially in the form of Exhibit G (or other form reasonably acceptable to the Agent) (i) setting forth in reasonable detail the calculation of the Fixed Charge Coverage Ratio as of the end of such period and (ii) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

(e) As soon as available, but in any event not later than forty-five (45) days after the close of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and statements of cash flow) for the Parent and its consolidated Subsidiaries as at the end of and for each fiscal quarter of the current Fiscal Year.

(f) [Reserved].

(g) Upon the Agent’s or the Majority Lenders’ request, (i) a copy of all management reports and management letters prepared for the Borrowers by the independent certified public accountants of the Borrowers, (ii) profit and loss reports for the Borrowers in such detail as the Agent or the Majority Lenders may reasonably request and as are, at the time of such request, already generated by the Borrowers, and financial statements for the Borrowers on a segment basis for each of the Borrowers’ reported segments to the extent prepared by Borrowers and (iii) a copy of any tax return filed by any Borrower or any Subsidiary of any Borrower with the IRS.

(h) [Reserved].

(i) As soon as available, but in any event within fifteen (15) days after the end of each month (for such month), (i) a Borrowing Base Certificate, (ii) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate and to each Credit Party’s general ledger certified by a Responsible Officer of the Administrative Borrower and in form consistent with past practices, (iii) a detailed calculation of Eligible Inventory of the Credit Parties certified by a Responsible Officer of the Administrative Borrower and in form consistent with past practices, (iv) a detailed calculation of Eligible Credit

Card Receivables of the Credit Parties certified by a Responsible Officer of the Administrative Borrower and in form reasonably satisfactory to the Co-Collateral Agents, and (v) the calculation of the Fixed Charge Coverage Ratio, whether or not a Liquidity Event is then existing, as of the end of the period covered in such Financial Statements; provided, however, if an Event of Default has occurred or at all times after Availability falls below 20% of the Maximum Revolver Amount, the Borrowing Base Certificates referred to in (i) above shall be delivered within three (3) Business Days after the end of each week (for such week) until such time as such Event of Default is waived by the Lenders in accordance with the provisions hereof or until Availability exceeds 20% of the Maximum Revolver Amount for thirty (30) consecutive Business Days, at which time the Borrowing Base Certificates shall again be required to be delivered monthly only. The reinstitution of monthly Borrowing Base Certificates shall not prejudice the Co-Collateral Agents’ rights to require such Borrowing Base Certificates to be delivered weekly if the circumstances set forth above should reoccur.

(j) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the assets, financial affairs and business affairs of the Borrowers or any Subsidiary of Borrowers and which the Borrowers or any Subsidiary may obtain using commercially reasonable efforts, all in form and detail reasonably acceptable to the Agent.

Any of the delivery requirements relating to written financial information set forth in this Section 5.2 may be satisfied by either (x) the Borrowers’ posting such information in electronic format readable by the Agent and the Lenders to a secure address on the world wide web (the “Informational Website”) which is accessible by the Agent and the Lenders, (y) the Borrowers’ delivering such financial information in electronic format to the Agent and the Agent’s posting such information to an Informational Website, or (z) the public filing of such information with the Securities and Exchange Commission, together with prompt written notice thereof to the Agent from the Parent. The accommodation provided by the foregoing sentence shall not impair the right of the Agent, or any Lender through the Agent, to request and receive from the Borrowers physical delivery of specific financial information provided for in this Section 5.2. The Borrowers shall give the Agent and each Lender (or if applicable, the Agent shall give each Lender) written or electronic notice each time any information is delivered by posting to the Informational Website. The Borrowers shall be responsible for and shall bear all risk associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

5.3 Notices to the Lenders. The Borrowers shall notify the Agent in writing, and the Agent shall promptly notify the Lenders, of the following matters at the following times:

(a) Promptly after a Responsible Officer obtains knowledge of any Default or Event of Default;

(b) Promptly after a Responsible Officer obtains knowledge of any event or circumstance which would reasonably be expected to have a Material Adverse Effect;

(c) Promptly after a Responsible Officer obtains knowledge of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which would reasonably be expected to have a Material Adverse Effect;

(d) Promptly after a Responsible Officer obtains knowledge of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner which would reasonably be expected to have a Material Adverse Effect;

(e) Promptly after a Responsible Officer obtains knowledge of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect;

(f) Any change in (i) any Credit Party’s name as it appears in the state of its incorporation or other organization, type of entity, or organizational identification number or, (ii) trade names under which any Credit Party will sell Inventory or create Accounts, in each case (other than changes in type of entity and items described in clause (i) above with respect to which notice shall be given no less than thirty (30) days prior to any change) no more than thirty (30) days following the effective date thereof;

(g) Within 30 Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event has occurred or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(h) Upon request by the Agent, (i) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request and (ii) a copy of each other material filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either any Borrower or any ERISA Affiliate;

(i) Upon request by the Agent, copies of any actuarial report for any Plan or Multi-employer Plan or annual report for any Multi-employer Plan; and within ten (10) Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan which termination would reasonably be expected to have a Material Adverse Effect; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability that would reasonably be expected to have a Material Adverse Effect;

(j) Within thirty (30) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan that increase the Borrowers’ annual costs with respect thereto by an amount in excess of $20,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing that increases the Borrowers’ annual costs with respect to Plans by an amount in excess of $20,000,000; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment in an amount in excess of $20,000,000;

(k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated which termination would reasonably be expected to have a Material Adverse Effect; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan which termination would reasonably be expected to have a Material Adverse Effect; or (iii) the PBGC has instituted proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan which termination would reasonably be expected to have a Material Adverse Effect;

(l) (i) as soon as available but in any event not later than fifty (50) days after the end of each fiscal quarter, a list of all new distribution centers and warehouses in which any Collateral is then located, together with notice of any new Deposit Account established by any Borrower, and (ii) upon request by the Agent, a list of all stores in which any Collateral is then located and all then existing Deposit Accounts;

(m) At the request of the Agent if Availability is less than $100,000,000, within thirty (30) days of each month, a summary of all Exempted Debt (as defined in the Note Indentures) then outstanding (other than the Obligations); or

(n) Promptly after a Responsible Officer obtains knowledge hereof, of any default or event of default under any Note Indenture.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers, their Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6. GENERAL REPRESENTATIONS AND WARRANTIES

The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrowers have the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, to conduct its business and own its property, and to grant to the Agent Liens upon and security interests in the Collateral in which it has rights. Each Guarantor has the power and authority to execute, deliver and perform the Loan Documents to which it is a party and to grant to the Agent Liens upon and security interests in the Collateral in which it has rights. Each Credit Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. All of the Loan Documents to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). Except (in the case of clauses (a) and (b) below) as would not reasonably be expected to result in a Material Adverse Effect, each Credit Party’s execution, delivery, and performance of the Loan Documents to which it is a party do not and will not constitute a violation or breach of, or result in the imposition of any Lien upon any property of the Borrowers or any of their Subsidiaries by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument, including, without limitation, the Note Indentures, to which any Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to any Borrower or any of its Subsidiaries, or (c) the Organizational Documents or Operating Documents of any Borrower or any of its Subsidiaries. Each Credit Party’s execution, delivery and performance of the Loan Documents to which it is a party will not result in an obligation of any Credit Party under any of the Note Indentures to secure any of the obligations under any of the Note Indentures with any of the Collateral.

6.2 Validity and Priority of Security Interest. The Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, upon the filing of appropriate financing statement amendments in the appropriate jurisdictions, such Liens shall constitute perfected Liens on all the Collateral with respect to which perfection can be accomplished by the filing of financing statements, having priority over all other Liens on the applicable Collateral, except for Permitted Liens and the other Liens permitted pursuant to Section 7.15, securing all the Secured Obligations, and enforceable against each Credit Party and all third parties.

6.3 Organization and Qualification. Each of the Borrowers and the Subsidiaries (a) is duly organized, incorporated or formed and validly existing in good standing under the laws of the state of its organization, incorporation or formation, (b) is qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions; Other Information Regarding Collateral. Schedule 6.4. sets forth, as of the Closing Date, a true and complete list of (i) the exact legal name, jurisdiction of formation, organizational identification number, and each location of the chief executive office of the Borrowers and each other Credit Party at any time during the five (5) year period immediately preceding the Closing Date, and (ii) each location of Collateral (excluding each location with less than $250,000 of Inventory at such location). Except as described on Schedule 6.4, no Credit Party has during the 5 year period immediately preceding the Closing Date been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

6.5 Subsidiaries. Schedule 6.5 is as of the Closing Date a correct and complete list of the name and relationship to the Borrowers of each and all of the Borrowers’ Subsidiaries.

6.6 Financial Statements and Projections.

(a) The Borrowers have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of January 31, 2009, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers’ independent certified public accountants. The Borrowers have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of August 1, 2009. All such financial statements have been prepared in accordance with GAAP (subject to, in the case of the interim financial statements, full footnote disclosure and year and audit adjustments) and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Latest Projections) and as of the date such Latest Projections and estimates were furnished to the Agent.

(c) The Initial Funding Certificate presents accurately and fairly in all material respects the information set forth therein as at the dates thereof.

6.7 Solvency. Each Borrower (other than Direct, which would be Solvent if intercompany balances were eliminated) is Solvent, and the Parent and its Subsidiaries, considered as a whole, are Solvent, in each case prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date. After giving effect to any Permitted Acquisition by a Borrower permitted under Section 7.10(f) or after giving effect to any Distribution by a Borrower or any prepayment of Debt by a Borrower in each case permitted under Section 7.9(d), such Borrower will be Solvent and the Parent and its Subsidiaries, considered as a whole, will be Solvent.

6.8 Material Subsidiaries. As of the Closing Date, each Material Subsidiary has executed and delivered the Security Agreement.

6.9 [Reserved].

6.10 Title to Property. The Borrowers and their Subsidiaries have good title to all of their respective material real and personal property free of all Liens except Liens permitted under Section 7.15. All Inventory of the Borrowers and their Subsidiaries is owned, and shall hereafter be owned, by a Credit Party.

6.11 Proprietary Rights. To the best of the Borrowers’ knowledge, none of the Proprietary Rights of Borrowers and the Subsidiaries infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights, except in either case for such infringements which would not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights owned by the Borrowers and Subsidiaries as of the Closing Date constitute all of the property of such type necessary to the current and anticipated future conduct of each Credit Party’s business.

6.12 Trade Names. Schedule 6.12 sets forth, as of the Closing Date, a true and complete list of each trade name, trademark or other trade style owned or used by Borrowers and Guarantors.

6.13 Litigation. Except as set forth on Schedule 6.13 or as disclosed in the Parent’s public filings with the Securities and Exchange Commission prior to the date hereof, there is no pending, or to the best of the Borrowers’ knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrowers’ knowledge, investigation by any Governmental Authority, in each case which would reasonably be expected to have a Material Adverse Effect.

6.14 Labor Disputes. Except as set forth on Schedule 6.14, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrowers or any of their Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrowers’ knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrowers or their Subsidiaries or their employees.

6.15 Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and have been issued and currently maintain all federal, state and local permits, licenses, certificates and approvals required under Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, neither any Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or would reasonably be expected to call into question, compliance by any Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or would reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower’s or any Subsidiary’s business or facilities or for the generation, handling, storage, treatment or disposal of any Contaminant, or (c) seeks to cause, or would reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

6.16 No Violation of Law. Neither any Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would reasonably be expected to have a Material Adverse Effect.

6.17 ERISA Compliance. Except as specifically disclosed in Schedule 6.17:

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred that would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect: (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

6.18 Taxes. The Borrowers and their Subsidiaries have filed all material federal and all other tax returns and reports required to be filed, and have paid all material federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except to the extent (a) such unpaid taxes and assessments would constitute a Permitted Lien, (b) such unpaid taxes and assessments are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto have been set aside on the books of the Borrowers and their Subsidiaries in accordance with GAAP, and (c) that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

6.19 Regulated Entities. Neither any Borrower nor any Subsidiary, nor any Person controlling any Borrower or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.

6.20 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital, Letters of Credit, Capital Expenditures, Permitted Acquisitions, Debt repayment, share repurchases, dividends, and other general corporate purposes, including purchases of Inventory. Neither any Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.21 Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person (except for conflicts which would not reasonably be expected to have a Material Adverse Effect). To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Credit Party infringes upon any rights held by any other Person (except for infringements which would not reasonably be expected to have a Material Adverse Effect).

6.22 No Material Adverse Change. There has not occurred any event, development or circumstance that has had a Material Adverse Effect since January 31, 2009.

6.23 Full Disclosure. None of the written information concerning any Borrower or any Subsidiary provided to the Agent or the Lenders in connection with the entry into the Loan Documents on the Closing Date (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Agent or the Lender prior to the Closing Date, but excluding any financial projections (including the Latest Projections), estimates and information of a general economic nature or general industry nature) (the “Information”), considered as a whole, contains any untrue statement of a material fact or, considered as a whole, omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

6.24 [Reserved].

6.25 [Reserved].

6.26 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by the Credit Parties of any Loan Document, other than (a) the filing of Uniform Commercial Code financing statement amendments and such other filings as may be necessary in connection with the perfection of liens in respect of the Collateral from time to time, (b) such as have been made or obtained and are in full force and effect and (c) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

ARTICLE 7. AFFIRMATIVE AND NEGATIVE COVENANTS

The Borrowers covenant to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect, unless the Majority Lenders (or all Lenders or Required Lenders as required under Section 11.1) shall otherwise consent in writing:

7.1 Taxes and Other Obligations. The Borrowers shall, and shall cause each of its Subsidiaries to, (a) pay, or provide for the payment of, when due, all material taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves as required by GAAP for the payment of all such items; and (b) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, which, if unpaid, might become a Lien against its respective property; provided, however, neither the Borrowers nor any of their Subsidiaries need pay any tax, fee, assessment, governmental charge or any claim for materialmen, mechanics, carriers, warehousemen, landlord, processors or other like Persons (i) if it is being contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Borrowers or their Subsidiaries, as the case may be, have established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Except as a result of transactions permitted under Section 7.8, the Borrowers shall, and shall cause each Material Subsidiary to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing would reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses. The Borrowers shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws) the noncompliance with which would reasonably be expected to have a Material Adverse Effect. The Borrowers shall, and shall cause each Subsidiary to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date and as contemplated by the Loan Documents and with respect to which the failure to so obtain and maintain would reasonably be expected to have a Material Adverse Effect. Except to the extent necessary to consummate a transaction permitted under Sections 7.8, 7.9 or 7.10 below, the Borrowers shall not modify, amend or alter its Organizational Documents or Operating Documents other than in a manner which does not materially adversely affect the rights and interests of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) The Borrowers shall, and shall cause each Credit Party and other Material Subsidiary to, maintain all of its property necessary or useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted and except as would not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrowers shall, and shall cause each Credit Party and other Material Subsidiary to, permit representatives and independent contractors of the Agent, any Co-Collateral Agent and any Lender electing to accompany such representatives or independent contractors at such Lender’s own cost to (i) visit and inspect any of its properties (subject to the rights of third party tenants in possession), to conduct audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours, upon reasonable advance notice to the Borrowers, all at the expense of the Borrowers to the extent conducted by any Co-Collateral Agent, its representatives or independent contractors; provided, that, the Co-Collateral Agents agree that they will not conduct, at the expense of Borrowers, more than two (2) such audits and examinations described in this clause (i) above during any period of twelve (12) consecutive months unless Availability is less than 30% of the Maximum Revolver Amount; provided further that, if Availability is less than 30% of the Maximum Revolver Amount, the Co-Collateral Agents may, in their discretion, conduct three (3) such audits and examinations described in this clause (i) above in such twelve month period, which audit and examination shall be paid for by the Borrowers, and (ii) conduct appraisals of Collateral, independently of or in conjunction with the visits, inspections, audits and examinations provided for in clause (i) above, all at the expense of the Borrowers; provided, that, the Co-Collateral Agents agree that they will not conduct, at the expense of the Borrowers, more than two (2) such appraisals described in this clause (ii) above during any twelve month period unless Availability is less than 30% of the Maximum Revolver Amount; provided further that, if Availability is less than 30% of the Maximum Revolver Amount, the Co-Collateral Agents may, in their discretion, at any time in any twelve month period, conduct three (3) such appraisals described in this clause (ii) above in such twelve month period which appraisals shall be paid for by the Borrowers. Notwithstanding any limitations contained in clauses (i) and (ii) above, (A) when an Event of Default exists, the Co-Collateral Agents or any Lender may undertake as many such audits and appraisals as the Co-Collateral Agents, in their discretion, determines, at the expense of the Borrowers at any time during normal business hours and without advance notice so long as the exercise of such rights shall not unreasonably disrupt the operations of the Borrowers or applicable Material Subsidiary in any material respect, and (B) if an Event of Default does not exist, each of the Co-Collateral Agents may, in its discretion, undertake additional audits and/or appraisals in any fiscal year, at its own expense.

7.5 Insurance.

(a) The Borrowers shall maintain, and shall cause each of its Material Subsidiaries to maintain, with its current insurers, with other financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, or with other financially sound and reputable insurers acceptable to the Agent and the Co-Collateral Agents in their commercially reasonable judgment, (i) insurance against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii) general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than insurance customarily carried by similar businesses owning similar properties and conducting similar operations, and (iii) insurance required under all applicable workers’ compensation laws (or in the alternative, maintain required reserves if self-insured for workers’ compensation purposes).

(b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as loss payee pursuant to a lender’s loss payable endorsement in a form and substance reasonably acceptable to the Agent on all policies of insurance covering loss of or damage to Inventory of the Borrowers or any Material Subsidiary. All premiums for such insurance shall be paid by the Borrowers when due, and, if requested by the Agent or any Lender through the Agent, photocopies of the policies and certificates of insurance shall be delivered to the Agent. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Base Rate Refunding Loans or Agent Advances, if available.

(c) The Borrowers shall promptly notify the Agent and the Co-Collateral Agents of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, in excess of $10,000,000 per incident. The Agent is hereby authorized to collect directly all insurance proceeds in respect of Collateral in accordance with the lender’s loss payable endorsement referred to above and to apply such proceeds, first, to the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, and then to the Collection Account in accordance with Section 3.10.

7.6 Environmental Laws.

(a) The Borrowers shall, and shall cause each of the Credit Parties and other Material Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, in each case except as would not reasonably be expected to result in a Material Adverse Effect. The Borrowers shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall report to the Agent at the Agent’s request on such response.

(b) The Borrowers shall promptly provide to the Agent true, accurate and complete copies of any and all written notices, complaints, orders, directives, claims, or citations received by any Borrower or any Subsidiary relating to any of the following, in each case which would reasonably be expected to have a Material Adverse Effect: (i) violation or alleged violation by any Borrower or any Subsidiary of any applicable Environmental Laws; (ii) Release or threatened Release by any Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Contaminant on behalf of any Borrower or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower or any Subsidiary, of any Contaminant, except where occurring legally pursuant to a permit or license or otherwise; or (iii) liability or alleged liability of any Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a Release of Contaminants. If any Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority alleging that any Borrower or any Subsidiary has violated any applicable Environmental Law, Released any Contaminant, or is liable for the costs of cleaning up, removing, remediating or responding to a Release of Contaminants, in each case the violation or occurrence of which would reasonably be expected to have a Material Adverse Effect, the Borrowers shall, within the time period permitted and to the extent required by the applicable Environmental Law or by the applicable Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or Release or satisfy such liability.

7.7 Compliance with ERISA. Each Credit Party shall, and shall cause each of its ERISA Affiliates to, except as would not reasonably be expected to have a Material Adverse Effect: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

7.8 Dispositions, Mergers or Consolidations.

(a) The Borrowers shall not, and shall not permit any Subsidiary to sell, lease, transfer or otherwise dispose of any property (including without limitation capital stock or similar ownership interests transferred by way of merger or other consolidation) of any Borrower or any Subsidiary other than:

(i) sales of Inventory in the ordinary course of business;

(ii) Dispositions of property (including without limitation capital stock or similar ownership interests transferred by way of merger or other consolidation) (A) among the Credit Parties, (B) among Subsidiaries that are not Credit Parties, (C) from a Subsidiary that is not a Credit Party to a Credit Party, or (D) consisting of the forgiveness of intercompany liabilities among the Parent and its Subsidiaries (other than the forgiveness of liabilities owing to a Credit Party by a Subsidiary that is not a Credit Party);

(iii) Dispositions of property, other than Inventory, that, in the reasonable judgment of the Borrowers, is worn, damaged, obsolete or no longer used or useful in its business or that of any Subsidiary;

(iv) Disposition of accounts receivable in connection with the compromise, settlement or collection thereof;

(v) Dispositions by Borrowers of assets in the ordinary course of business in connection with any closing of a retail store consisting of leasehold interests in the Real Estate for such retail store and the other tangible personal property located at such retail store (other than Accounts); provided, that, (A) the number of retail stores closed by Borrowers and Guarantors during any calendar year minus the number of retail stores opened by Borrowers and Guarantors during such calendar year shall not exceed 7.5% of the number of retail stores of Borrowers and Guarantors as of the first day of the calendar year in which such retail store closing occurs, (B) if three (3) or more retail store locations in the same 50 mile radius are closed in the same calendar year, then any such sale or disposition of Inventory in respect of such retail store location shall have been conducted pursuant to arrangements with a third party liquidator reasonably satisfactory to Agent, unless the Inventory at such location is promptly moved to another retail store location of Borrowers in the same general vicinity as the closed retail store location;

(vi) Permitted Asset Sales;

(vii) Dispositions of Real Estate on a Market Basis for aggregate consideration not to exceed $400,000,000 in the aggregate during the term of this Agreement;

(viii) Dispositions of Accounts, receivables, and residual interests related thereto in connection with a Permitted Credit Card Program;

(ix) leases, subleases, space leases, licenses or sublicenses of Real Estate, in each case in the ordinary course of business and which do not materially interfere with the business or operations of the Borrowers or the other Credit Parties;

(x) transactions permitted pursuant to subsection (b) below;

(xi) non-exclusive licenses of Proprietary Rights granted in the ordinary course of business; and

(xii) any surrender or waiver of contract rights or the settlement of contract, tort or other claims (in each case other than accounts receivable) in connection with the settlement of a dispute.

Notwithstanding the foregoing, (A) if the property subject to a Disposition permitted under clauses (v) or (vi) above shall include Collateral, the applicable Borrower or Subsidiary shall receive cash consideration for the Collateral in an amount not less than the book value of the Inventory and the book value of any Account, and the net cash proceeds thereof shall be used to make repayments of Revolving Loans to the extent any Revolving Loans are then outstanding, and (B) at no time shall any Disposition under clause (v), (vi), (vii) or (viii) be permitted if a Default or Event of Default exists at the time of or would result from such Disposition.

(b) The Borrowers shall not, and shall not permit any Subsidiary to, consolidate with or merge or liquidate into any other Person, or permit any other Person to merge or liquidate into it; provided, however, (i) any Subsidiary of any Borrower may merge or liquidate into or consolidate with any Borrower or any Guarantor if such Borrower or Guarantor is the surviving entity, (ii) any Subsidiary which is not a Credit Party may merge or liquidate into another Subsidiary that is not a Credit Party, (iii) in connection with any Permitted Acquisition, any Person may merge with or liquidate into any Borrower or Subsidiary, provided, that, if a Borrower or a Guarantor is a party to such merger or liquidation, such Borrower or Guarantor is the surviving entity, and (iv) if any Subsidiary is sold pursuant to a Permitted Asset Sale, such Subsidiary may merge or liquidate into another Person in connection with such Permitted Asset Sale.

7.9 Distributions; Repayment of Debt. The Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or make, or incur any liability to make, any Distributions or prepay any Debt other than:

(a) prepayment of the Obligations;

(b) Distributions from any Subsidiary in respect of its own equity interests;

(c) refinancings of Debt to the extent permitted by Section 7.11 or with the proceeds of equity interests issued by the Parent; and

(d) so long as the Payment Conditions are satisfied at the time thereof, (i) any other Distribution or (ii) any other prepayment of Debt.

The limitations of this Section shall not apply to a purchase or other acquisition of outstanding shares of capital stock or other equity interest of a Borrower purchased or acquired in exchange for, or out of the Net Proceeds of, a substantially concurrent issue and sale of capital stock or other equity interest of a Borrower (other than to a Subsidiary).

7.10 Investments; Acquisitions. The Borrowers shall not, and shall not permit any Subsidiary to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities of, or all or substantially all of the assets of, or make or permit to exist any investment or interest whatsoever in, any other Person or otherwise make any Acquisition or permit to exist any loans or advances to any Person (collectively, “Investments”), except that Borrowers and their Subsidiaries may make and maintain Investments in:

(a) Eligible Securities; provided, that, following the delivery to the Borrowers of an Account Control Event Notice, the Borrowers and their Subsidiaries shall not maintain investments or invest in Eligible Securities for so long as any Loans are outstanding, except that the Borrowers may maintain Eligible Securities in the Excluded Accounts unless the Agent otherwise directs the Borrowers upon the occurrence and during the continuance of an Event of Default;

(b) Investments existing as of the Closing Date and either (i) set forth on Schedule 7.10 or (ii) other than cash and Eligible Securities, having a net book value individually not in excess of $1,000,000 and, in aggregate with other Investments permitted pursuant to this clause (ii), not in excess of $15,000,000;

(c) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

(d) loans and advances to and other Investments in Borrowers and Guarantors;

(e) to the extent permitted under applicable law, loans and advances to its officers, directors and employees for travel expenses incurred in the ordinary course of business and for any other business purpose in an aggregate principal amount at any time outstanding not to exceed $25,000,000;

(f) Permitted Acquisitions;

(g) (i) Investments in Securitization Subsidiaries of the Borrowers consisting of securities and subordinate interests retained by the seller pursuant to the terms of any Permitted Credit Card Program or other securitization transactions entered into in accordance with any Permitted Credit Card Program to which one or more of the Securitization Subsidiaries is a party, and (ii) loans and advances in the aggregate amount not to exceed $50,000,000 to Securitization Subsidiaries at any time;

(h) other Investments provided that the Payment Conditions are satisfied at the time of making any such Investment and immediately thereafter;

(i) Investments held by any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger or acquisition;

(j) Investments constituting deposits that are Permitted Liens under Section 7.15(i);

(k) accounts receivable and trade credit granted in the ordinary course of business;

(l) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement or delinquent obligations of, or other disputes with, customers and suppliers, in each case arising in the ordinary course of business or received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(m) Investments received in consideration of the common stock of the Parent; and

(n) advances in the form of a prepayment of trade payables, so long as such trade payables are being paid in accordance with the customary trade terms of the Parent or its Subsidiaries in the ordinary course of business.

Notwithstanding anything to the contrary, so long as any Loans are outstanding under this Agreement, Borrowers shall not permit cash or cash equivalents in an aggregate amount in excess of $100,000,000 (other than (i) “store” cash, cash held in local, non-concentration deposit accounts, cash in transit between stores and depository accounts and cash receipts from sales in the process of inter-account transfers, in each case as a result of the ordinary course operations of the Borrowers, (ii) to the extent necessary for the Borrowers and their Subsidiaries to satisfy in the ordinary course of their business the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities and (iii) to the extent necessary to complete an acquisition, distribution, debt repayment or other transaction, in each case otherwise permitted under this Agreement) to accumulate and be maintained in depository or investment accounts of the Borrowers and their Subsidiaries for a period of more than three (3) consecutive Business Days.

7.11 Debt. The Borrowers shall not, and shall not permit any Subsidiary to, incur or maintain any Debt other than:

(a) the Secured Obligations;

(b) Debt described on Schedule 7.11 attached hereto;

(c) Debt representing any extension, renewal, refinancing or replacement of Debt otherwise permitted to have been incurred under Section 7.11(b); provided, that, (i) the principal amount thereof shall not exceed the principal amount of the Debt extended, renewed or refinanced (other than to the extent of any accrued interest thereon and any premiums, fees and expenses incurred in connection with such extension, renewal or refinancing), (ii) the maturity or other date of repayment thereof shall not be earlier than the maturity or other date of repayment for the Debt so extended, renewed or refinanced (except to the extent such shortened maturity date or date of other repayment occurs after the Stated Termination Date), (iii) if the Debt extended, renewed or refinanced was subordinated to the Obligations, then the new Debt shall be so subordinated on terms that are not less favorable to the Lenders than the terms with respect to the Debt so extended, renewed or refinanced (it being understood that, with respect to any such Debt arising under an Indenture, the incurrence of Debt representing the refinancing or replacement of such Debt may occur within nine (9) months following the repayment of such Debt) and (iv) the terms of any Debt extending, renewing, refinancing or replacing any Debt arising under the Note Indentures shall expressly permit the Obligations and the Agent’s Liens (whether by specific reference to the Loan Documents or to a secured credit facility generally);

(d) Debt incurred as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(e) (i) Debt incurred exclusively to finance machinery, equipment, Real Estate, and other fixed assets purchased after the Closing Date; provided, that, if such Debt is secured, it is secured solely by a Lien permitted in accordance with Sections 7.15(c) hereof; and (ii) Debt incurred for the purpose of reimbursing a Borrower or a Subsidiary for the cost of acquiring or improving machinery, equipment, Real Estate, and other fixed assets owned by the Credit Parties as of the Closing Date, provided, that, such Debt shall not exceed $50,000,000 in the aggregate outstanding at any time, and provided, further, that, if such Debt is secured, it is secured solely by a Lien permitted in accordance with Sections 7.15(c) hereof;

(f) Other Debt (including Debt arising from the sale and leaseback of owned Real Estate permitted under Section 7.16) in an aggregate amount not exceeding $400,000,000 outstanding at any time; provided, that, if such Debt is secured, it is secured solely by a Lien permitted by Section 7.15(d);

(g) if permitted under Section 7.10 hereof, Debt of any Subsidiary owing to a Borrower or a Subsidiary and Debt of a Borrower owing to a Subsidiary;

(h) additional Debt of the Borrowers and their Subsidiaries, including Debt (other than Obligations hereunder) incurred or assumed in connection with Permitted Acquisitions, provided, that, (i) no Event of Default exists at the time such additional Debt is incurred or would result from the incurrence of such additional Debt, and (ii) not more than $100,000,000 in aggregate principal amount of Debt incurred pursuant to this clause (h) shall have a maturity or otherwise be required to be paid or prepaid, other than pursuant to customary change of control and asset sale provisions, on or prior to the sixtieth day following the Stated Termination Date;

(i) other unsecured Debt in an amount not to exceed $200,000,000 outstanding at any time provided, that, (i) none of the instruments and agreements evidencing or governing such Debt (including extensions, renewals and refinancings thereof) shall include any restrictions against incurring Liens or Debt which are more restrictive, taken as a whole, than those existing in the Note Indentures as of the Closing Date; and (ii) the terms of such Debt shall expressly permit the Obligations and the Agent’s Liens (whether by specific reference to the Loan Documents or to a secured credit facility generally);

(j) any Guaranty of Debt of any Borrower or any Guarantor which is permitted to be incurred pursuant to this Section 7.11;

(k) any Guaranty by any Borrower of Debt under Capital Leases of any Person that was a Subsidiary of such Borrower at the time of the making of such Guaranty in an aggregate amount not to exceed $40,000,000;

(l) Debt owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(m) Debt of any Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business;

(n) Debt consisting of the financing of insurance premiums in the ordinary course of business; and

(o) Debt arising from overdraft facilities and/or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that, (i) such Debt is extinguished within three Business Days of notification to the Parent or the applicable Subsidiary.

Notwithstanding the foregoing, the Borrowers shall not, and shall not permit any Subsidiary to, incur after the Initial Closing Date any Debt secured by a Lien to the extent the incurrence of such Debt would not be permitted under the Note Indentures.

7.12 Transactions with Affiliates. Other than transactions permitted under Section 7.10 hereof and providing services as servicer and subservicer in connection with any Permitted Credit Card Program, the Borrowers shall not, and shall not permit any Subsidiary to, enter into any transaction (or series of related transactions) after the Closing Date, with, or for the benefit of, any Affiliate of any Borrower or any officer or director of any Borrower or any Subsidiary (each, an “Affiliate Transaction”), unless (a) such Affiliate Transaction is on terms that are no less favorable to such Borrower or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship or (b) such Affiliate Transaction is with a direct or indirect wholly owned Subsidiary of a Borrower; provided, that, the foregoing shall not prohibit (i) any Credit Party or any Subsidiary of any Credit Party from entering into employment and compensation arrangements with its officers and directors pursuant to the reasonable requirements of its business, including without limitation equity bonus and incentive plans, (ii) Distributions permitted pursuant to Section 7.9, (iii) investments permitted under Section 7.10(d) or (e), (iv) Dispositions permitted under Section 7.8(a)(ii) or 7.8(b)(i) or (ii), or (v) Debt permitted under Section 7.11(g) or Guaranties of Debt permitted under Section 7.11(j).

7.13 Investment Banking and Finder’s Fees. Neither any Borrower nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement.

7.14 Business Conducted. The Borrowers and their Subsidiaries shall engage principally in a line or lines of business similar to the business substantially as conducted on the Closing Date by the Borrowers and their Subsidiaries and any business reasonably related, ancillary or complementary thereto.

7.15 Liens. Neither any Borrower nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except

(a) Permitted Liens;

(b) Liens existing as of the date hereof and set forth in Schedule 7.15 attached hereto;

(c) Liens in respect of Debt permitted to be incurred pursuant to Section 7.11(e) hereof; provided, that, (i) the original principal balance of the Debt secured by such Lien shall constitute not less than 70% of the purchase price of the property to which the Lien attaches, and (ii) such Lien extends only to the property acquired or financed with the proceeds of such Debt so secured;

(d) Liens on Real Property and improvements thereon securing Debt permitted under Section 7.11(f);

(e) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by this Section to the extent such Liens attach to the same property previously encumbered as collateral for such Debt or for any other previously existing Debt so refinanced, extended, renewed or refunded at such time;

(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(g) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business or Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(h) Liens encumbering cash and cash equivalents in favor of counterparties to Hedge Agreements, in each case incurred in connection with hedging activities and not for speculative purposes;

(i) Liens solely on any cash or cash equivalents deposited by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(k) Liens from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by any Borrower or any of its Subsidiaries;

(l) any Lien existing on any property or asset (other than Liens on Collateral) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Liens on Collateral) of any Person that becomes a Subsidiary after the Closing Date prior the time such person becomes a Subsidiary; provided, that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien shall not attach to any other property or assets of such Borrower and its Subsidiaries (other than proceeds or products thereof) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(m) Liens in favor of credit card issuers arising in the ordinary course of business securing the obligation to pay customary fees and expenses in connection with credit card arrangements; provided, that, such Lien shall not attach to any property of assets other than the credit balances of any Borrower or Subsidiary with such credit card issuers or amounts owing by such credit card issuers to any Borrower or Subsidiary; and

(n) Liens on cash collateral in favor of the Existing Agent pledged by Borrowers to the Existing Agent on the Closing Date.

7.16 Sale and Leaseback Transactions. Neither any Borrower nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person unless (a) the sale of the subject property is permitted under Section 7.8, and (b) immediately prior to the consummation of such arrangement, and immediately thereafter and after giving effect thereto, no Event of Default existed or would exist.

7.17 Fiscal Year. Neither Parent nor any of its Subsidiaries shall change its Fiscal Year, without the prior written consent of the Agent (which shall not be unreasonably withheld or delayed).

7.18 [Reserved].

7.19 Fixed Charge Coverage Ratio. While a Liquidity Event exists, the Borrowers shall maintain as of the end of each fiscal month, for the Twelve-Month Period then ended, a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for such period, beginning with the fiscal month first ended most recently prior to the occurrence of the applicable Liquidity Event.

7.20 [Reserved].

7.21 Use of Proceeds. Neither any Borrower nor any Subsidiary, shall use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, or to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, or to extend credit for the purpose of purchasing or carrying any Margin Stock, in any case, if such use would result in such Loans being “purpose credit” directly or indirectly secured by margin stock within the meaning of Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, or (b) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.22 Further Assurances. At the request of the Agent, the Borrowers shall, and shall cause all other Credit Parties (which for purposes of this Section 7.22, shall be deemed to include the subsidiaries which are required by this Agreement to execute a Joinder Agreement), as the case may be, to, at the Borrowers’ expense, (a) execute, by duly authorized officers, such documents and agreements, and shall take or cause to be taken such actions, as the Agent may reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents, including (i) the execution or procurement, from time to time, of any certificate, instrument, financing statement, control agreement, statement, document, or amendment to the Loan Documents which the Agent reasonably deems necessary to create, continue or preserve the Liens and security interests of the Agent in the Collateral (and the perfection and priority thereof) contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers or other Credit Parties after the Initial Closing Date, (b) deliver or cause to be delivered to the Agent all lien searches, legal opinions, officer’s certificates, certificates of existence or incorporation and similar documents as the Agent may reasonably request in connection with the delivery of any Loan Documents pursuant to Section 7.24(b) and (c) take such actions as are required to assure continued compliance with the Note Indentures (including, without limitation, undertaking such actions in order that there is no obligation of any of the Borrowers or any of the Guarantors under any of the Note Indentures to secure any of the obligations under any of the Note Indentures or to otherwise share in the Liens securing the Secured Obligations or in the assets on which such Liens are granted, whether ratably with the Secured Obligations or otherwise). The Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of any Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting any Borrower or any other Credit Party as “debtor” and the Agent as “secured party”, and continuations thereof and amendments thereto, as the Agent reasonably deems necessary or advisable to give effect to and maintain the Liens and priority thereof provided under the Loan Documents.

7.23 Landlord Waivers. The Borrowers shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts (which, in any event, shall not include the payment of a fee to any landlord) to deliver to the Agent an executed Landlord Waiver with respect to each distribution center now or hereafter used by any Borrower or any Subsidiary for the purpose of the storage or shipment of Collateral.

7.24 Subsidiaries.

(a) Foreign Subsidiaries. The Borrowers shall not create, acquire or permit to exist any Foreign Subsidiary.

(b) Material Subsidiaries. The Borrowers shall not create, acquire or permit to exist any Material Subsidiary not in existence on the Initial Closing Date, whether through a Permitted Acquisition or otherwise, or permit any Material Subsidiary to become a party to any Security Instrument, unless the Borrowers, after giving effect thereto, shall be in compliance with all of the material terms of the Note Indentures. Subject to the immediately preceding sentence, the Parent shall cause each Material Subsidiary acquired, created or arising after the Closing Date (and including any Subsidiary which becomes a Material Subsidiary after the Closing Date) to execute and deliver to the Agent a Joinder Agreement and join as a party to the Subsidiary Guaranty and the Security Agreement (and, if such Material Subsidiary has assets included in the Borrowing Base, this Agreement), together with all of the documents and instruments in connection therewith as are required pursuant to the terms hereof and of the Security Instruments, all in form and substance reasonably acceptable to the Agent.

(c) Inventory. If any Inventory consisting of finished goods held for sale is owned by a Subsidiary which is not a Credit Party, the Borrowers shall cause such Subsidiary to promptly execute a joinder to the Guaranty and Security Agreement (and, if such Subsidiary has assets included in the Borrowing Base, this Agreement).

7.25 Household Agreement and Permitted Credit Card Program. The Borrowers shall not, nor shall they permit any Securitization Subsidiary to, amend, supplement, restate or replace any Household Agreement or any documents evidencing any Permitted Credit Card Program to the extent such amendment, supplement, restatement or replacement would be detrimental in any material respect to the material rights and interests of the Agent and the Lenders under the Loan Documents unless the Agent shall have consented thereto in writing (such consent not to be unreasonably withheld or delayed); provided, that, the foregoing shall not restrict (and the Agent’s consent shall not be required for) any such amendments, supplements, restatements or replacements if they are required as a result of a change in applicable laws or regulations of a Governmental Authority or the interpretation thereof, but the Borrowers shall provide prior written notice to the Agent of any amendments, supplements, restatements or replacements described in this proviso. At least fifteen (15) days prior to the execution of documents evidencing the proposed adoption of a Permitted Credit Card Program, the Borrowers shall deliver or cause to be delivered notice to the Agent of such adoption, which notice shall include a copy, in the then-existing form (which may not be final), of any material documents to be executed in connection with such Permitted Credit Card Program. The Borrowers shall deliver or cause to be delivered to the Agent copies of all such documents delivered in connection with such Permitted Credit Card Program within a reasonable period of time after the execution of such documents. The Borrowers shall cause Household or any purchaser pursuant to a Permitted Credit Card Program to make or settle all cash payments due from Household or such purchaser to any Borrower or any Guarantor attributable to the sale of Inventory in connection with the Household Arrangement or any Permitted Credit Card Program within two (2) Business Days of sale of the Inventory giving rise to such payment.

ARTICLE 8. CONDITIONS OF LENDING

8.1 Conditions Precedent to Effectiveness. This Agreement shall not become effective until satisfaction of, and the obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit hereunder is subject to, the following conditions precedent:

(a) This Agreement and the other Loan Documents shall have been executed and delivered by each party hereto and thereto and each of the Credit Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Credit Party before or on such Closing Date.

(b) The Agent and the Lenders shall have received such opinions of counsel for the Borrowers and the Guarantors as the Agent or any Lender shall request, including an opinion of independent counsel of national recognition acceptable to the Agent and the Lenders with respect to the absence of any breach of the terms of the then existing Note Indentures as a result of the Borrowers’ and the other Credit Parties’ execution and delivery of and performance under the Loan Documents, and the enforceability and perfection of the Agent’s Liens, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(c) The Agent shall have received:

(i) properly completed UCC Financing Statements (and including amendments and assignments with respect thereto) in form and number sufficient under the UCC of all jurisdictions that the Agent or any Co-Collateral Agent may deem necessary or desirable in order to perfect or continue the perfection of the Agent’s Liens and instruments shall have been so filed, registered or recorded to the satisfaction of the Agent or such Co-Collateral Agent; and

(ii) duly executed UCC Financing Statement Amendments and such other instruments, in form and substance satisfactory to the Agent and the Co-Collateral Agents, as shall be necessary to terminate and satisfy all Liens on the Collateral except Permitted Liens and other Liens permitted pursuant to Section 7.15;

(iii) notifications of the Agent’s Lien to the Borrowers’ credit card processors and other depositories, in each case as the Agent may reasonably require.

(iv) a duly executed Amended and Restated Guaranty Agreement by each Credit Party in favor of Agent; and

(v) a duly executed Amended and Restated Security Agreement by each Credit Party in favor of Agent.

(d) The Borrowers shall have paid all fees and expenses of the Agent and the Co-Collateral Agents and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(e) The Agent shall have received copies of each of the Household Agreements and the then existing Note Indentures certified as true and correct by a Responsible Officer.

(f) The Agent shall have received the Borrowers’ unaudited financial statements with respect to the fiscal quarter ending August 1, 2009, including, without limitation, a balance sheet.

(g) The Agent and the Lenders shall have had an opportunity to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing appraisal and audit which shall include, without limitation, verification of payables, Inventory and the Borrowing Base.

(h) The Agent shall have received the Borrowers’ financial projections through January 31, 2013 (prepared on a quarterly basis through January 31, 2010 and on an annual basis thereafter).

(i) No Default or Event of Default under any Loan Document shall exist.

(j) There shall not have occurred, and the execution, delivery and performance of the Loan Documents will not result in, any default of any material contract or agreement of any Loan Party (including without limitation, the Note Indentures) which is likely to have a Material Adverse Effect.

(k) There shall not be pending any litigation or other proceeding, the result of which is likely to have a Material Adverse Effect.

(l) Availability (after giving effect to all Loans to be made, and Letters of Credit to be issued, on the Closing Date) shall be not less than $400,000,000 on the Closing Date.

(m) Each Borrower and each other Credit Party shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent (and, solely in the case of clause (vi) below, the Co-Collateral Agents) each of the following:

(i) a certificate of an appropriate officer of each Credit Party as of the Closing Date with respect to:

(A) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

(B) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties;

(C) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

(D) true and correct copies of the Operating Documents of each of the Credit Parties;

(ii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

(iii) certificates of qualification to do business and good standing (if any) issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business would reasonably be expected to have a Material Adverse Effect;

(iv) evidence of all insurance together with loss payable clause endorsements, as required by Section 7.5;

(v) Uniform Commercial Code, tax and judgment lien search results showing only those Liens as are permitted hereunder; and

(vi) a Borrowing Base Certificate as of the Closing Date which reflects the Eligible Inventory and Eligible Credit Card Receivables as of October 31, 2009.

(n) The Borrowers shall have paid all accrued and unpaid interest, fees, and expenses due under the Existing Credit Agreement to the Persons entitled thereto.

(o) An Assignment and Acceptance Agreement among the Existing Agent, the Existing Lenders, WFRF, Parent and certain Subsidiaries of Parent.

(p) The consent to this Agreement by the Existing Lenders and the Existing Agent, and the appointment by the Required Lenders of WFRF as the successor Agent hereunder.

(q) An agreement, in form and substance reasonably satisfactory to Agent, in which the Existing Agent resigns as Agent hereunder and assigns to WFRF as Agent the rights of Existing Agent under the Loan Documents (including, without limitations, its rights in the Collateral).

The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied (except to the extent waived pursuant to the terms of this Agreement), with the same effect as delivery to the Agent, the Co-Collateral Agents and the Lenders of a certificate signed by a Responsible Officer of the Administrative Borrower, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender or a Co-Collateral Agent of a counterpart of this Agreement shall be deemed confirmation by such Lender or such Co-Collateral Agent to the Agent, the other Lenders and the Borrowers that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, or such Co-Collateral Agent, (ii) the decision of such Lender or such Co-Collateral Agent to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender or such Co-Collateral Agent independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender or such Co-Collateral Agent for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (but not, for the avoidance of doubt, the conversion or continuation of any Loan pursuant to Section 2.2(b)), including the initial Revolving Loans on the Closing Date, and the obligation of a Letter of Credit Issuer to issue any Letter of Credit or provide Credit Support shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii), (iii) and (iv) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties of the Borrowers and the other Credit Parties contained in this Agreement and the other Loan Documents are correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers (or Administrative Borrower on behalf of Borrowers) that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

(ii) No event exists, or would exist immediately after giving effect to such extension of credit, which constitutes a Default or an Event of Default;

(iii) The Parent and its Subsidiaries, taken as a whole, are Solvent; and

(iv) the Loan, Letter of Credit or Credit Support requested is permitted to be secured by the Agent’s Liens in accordance with, and without violating, any of the Note Indentures. There is no obligation of any of the Borrowers or any of the Guarantors under any of the Note Indentures to secure any of the obligations under any of the Note Indentures with any assets to which the Agent’s Liens attach or purport to attach, or to otherwise share with the obligations under any of the Note Indentures the Agent’s Liens, whether ratably with the Secured Obligations or otherwise.

(b) The Agent shall have received a Notice of Borrowing delivered in accordance with Section 1.2(b)(i).

(c) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Agent for such Lenders’ Pro Rata Shares of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9. DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by the Borrowers to pay when due the principal of or interest or premium on any of the Obligations or any fee or other amount owing under any of the Loan Documents;

(b) any representation or warranty made or deemed made by the Borrowers in this Agreement or by any Credit Party in any of the other Loan Documents, or any certificate furnished by a Credit Party at any time to the Agent or any Lender, shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default by any Borrower or any other Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(a), (b), (d) or (i), 5.3(a), 7.8 through 7.21 or Section 7.25; (ii) any default by any Borrower or any Credit Party shall occur in the observance or performance of the covenants and agreements contained in Sections 3.10, 7.2, 7.4(b) or 7.5 (with respect to property or casualty insurance), and such default shall continue for three (3) days or more; (iii) any default by the any Borrower or any other Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Section 5.2 (other than Section 5.2(a), (b), (d) or (i)) or Section 5.3 (other than Section 5.3(a)) and such default shall continue for 5 days or more; or (iv) any default by any Borrower or any other Credit Party shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document and such default shall continue for thirty (30) days or more following a Responsible Officer obtaining knowledge of such default or receipt by the Administrative Borrower of notice from the Agent;

(d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $20,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any such Debt is not paid upon the maturity thereof;

(e) any Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) shall (i) file a voluntary petition in bankruptcy or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any substantial part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be, or admit in writing that it is, unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) or a substantial part of any Credit Party’s property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Borrower or any of its Material Subsidiaries for any amount in excess of $20,000,000, and such warrant, execution or process shall remain unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days;

(h) any Loan Document shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable or challenged by any Credit Party;

(i) one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party involving an aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage) of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(j) any loss, theft, damage or destruction of any item or items of Collateral occurs which would reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(k) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid and perfected and with the priority required by the Loan Documents, or is terminated, revoked or declared void;

(l) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan that has resulted in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time has resulted or would reasonably be expected to result in a Material Adverse Effect; (iii) any Credit Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $20,000,000; or (iv) the PBGC shall have filed a notice of Lien with respect to any Pension Plan or Multi-employer Plan of any Credit Party or any ERISA Affiliate under circumstances that would reasonably be expected to result in liability of a Credit Party or ERISA Affiliate in excess of $20,000,000; or

(m) a Change of Control shall occur; or

(n) a Securitization Default shall occur.

9.2 Remedies.

(a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory or Eligible Credit Card Receivables used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent may, and at the direction of the Required Lenders shall, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Credit Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that, upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), or 9.1(g), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Credit Party’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent’s demand, at the Borrowers’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent and the Borrowers and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least 10 Business Days prior to such action to the Administrative Borrower’s address specified in or pursuant to Section 13.8. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrowers’ labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers’ rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Secured Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

(c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10. TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever or upon the declaration of any or all of the obligations to be due and payable, all Obligations (including all unpaid principal, accrued and unpaid interest) shall become immediately due and payable, the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding and the Borrowers shall arrange for the cash collateralization of all obligations arising under Bank Products or make other arrangements reasonably satisfactory to the obligee under such Bank Products (it being understood that the entry by the Borrowers into a refinancing or replacement credit facility that includes all obligations arising under Bank Products owing to an obligee as secured obligations in a manner substantially similar to that contained in the Loan Documents will be deemed to be an arrangement satisfactory to such obligee, unless such obligee shall require other arrangements prior to the date of the termination of this Agreement or unless an Event of Default exists). As an alternative to the cancellation and return of all outstanding Letters of Credit as contemplated by the immediately preceding sentence, the Borrowers may (x) deposit with the Agent cash in an amount equal to one hundred and three percent (103%) of the maximum undrawn amount of all such Letters of Credit to be held as cash collateral to reimburse the applicable Letter of Credit Issuers in respect of drawings under such Letters of Credit and any fees and expenses associated therein or (y) deposit with the Agent, for the ratable benefit of the Agent and the applicable Letter of Credit Issuers, with respect to each Letter of Credit then outstanding, a Supporting Letter of Credit in a face amount equal to one hundred and three percent (103%) of the greatest amount for which such Letters of Credit may be drawn. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11. AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the applicable Borrower and the applicable other Credit Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders or each affected Lender (as applicable as set forth below) and the applicable Borrower and the applicable other Credit Parties and acknowledged by the Agent, do any of the following:

(i) except as provided in Section 1.1(c), increase or extend the Commitment of any Lender, unless signed by such Lender;

(ii) alter Section 1.2(i) in any manner adverse to the Lenders, unless signed by all of the Lenders;

(iii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or extend the Stated Termination Date, unless signed by each Lender affected thereby;

(iv) reduce or forgive the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, unless signed by each Lender affected thereby;

(v) subject to Section 11.1(b)(B) below, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder, unless signed by all of the Lenders;

(vi) increase any of the percentages set forth in the definition of the Borrowing Base or decrease any of the percentages set forth in the definitions of “Account Control Event” or “Liquidity Event”, unless signed by all of the Lenders;

(vii) amend this Section or any provision of this Agreement to the extent providing for consent or other action by all Lenders, unless signed by all of the Lenders;

(viii) release all or substantially all Collateral other than as permitted by Section 12.11, unless signed by all of the Lenders;

(ix) change the definition of “Majority Lenders” or “Required Lenders”, unless signed by all of the Lenders; or

(x) alter the order of application of payments set forth in Section 3.6, unless signed by each Lender affected thereby;

provided, however, that, no such waiver amendment or consent shall, unless signed by the Required Lenders, release any Guarantor of its obligations under the Subsidiary Guaranty other than as permitted by Section 12.11(b); and, provided further, that, no amendment, waiver or consent shall, (1) unless in writing and signed by the Agent or any Co-Collateral Agent affect the rights or duties of the Agent or such Co-Collateral Agent (as the case may be) under this Agreement or any other Loan Document or (2) unless in writing and signed by the applicable Letter of Credit Issuer or provider of Credit Support, affect the rights or duties of any Letter of Credit Issuer or provider of Credit Support and provided further, that, Schedule 1.1 hereto (Commitments) may be amended from time to time by the Agent alone to reflect assignments of Commitments in accordance herewith.

(b) If (i) a Lender requests compensation pursuant to Sections 4.1 or 4.3 and the Required Lenders are not also doing the same, (ii) the obligation of a Lender to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.2 but the obligation of the Required Lenders shall not have been suspended under such Section, (iii) a Lender is a Defaulting Lender, or (iv) any Lender refuses or otherwise fails to consent to any waiver, amendment or other modification of any Loan Document which (x) requires the unanimous written consent of all Lenders under the immediately preceding subsection (a) and (y) has been approved in writing by the Required Lenders, then, so long as there does not then exist any Default or Event of Default, the Borrowers may either (A) demand that such Lender or Lenders (collectively, the “Affected Lenders”), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to another Eligible Assignee identified by the Borrowers and willing to become a Lender hereunder subject to and in accordance with the provisions of Section 11.2(a) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender and any amounts owing the Affected Lender under Article 4 hereunder, or (B) if consented to in writing by all of the Lenders other than the Affected Lender, pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender, any amounts owing the Affected Lender under Article 4 hereunder and any other amounts agreed by the Borrowers to be owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or thereunder or under any of the other Loan Documents and the Total Facility and the Maximum Revolver Amount shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender’s Commitment. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this subsection, but at no time shall the Agent or the Affected Lender be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrowers of their rights under this subsection shall be at the Borrowers’ sole cost and expense.

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Administrative Borrower (so long as no Event of Default exists) and the Agent (which consent, in either case, shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Administrative Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum Commitment amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (provided that, unless an assigning Lender has assigned and delegated all of its Loans and Commitments (in which case the minimum amounts and multiples described above shall not apply), no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that, the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Administrative Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Administrative Borrower and the Agent an Assignment and Acceptance substantially in the form of Exhibit E (“Assignment and Acceptance”) together with any note or notes subject to such assignment and (iii) the assigning Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000; provided, further, that, no such processing fee shall be due if a Lender is assigning 100% of its Loans and Commitment to an Affiliate of such Lender. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

(b) From and after the date that the Agent notifies the assigning Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Credit Party to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Credit Party or the performance or observance by any Borrower or any other Credit Party of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes each Appointed Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Appointed Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more Participants participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that, (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a)(i), (iv) and (v), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

(f) A Participant shall not be entitled to any greater payment under Section 4.1 than the Originating Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of

Section 4.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 4.1 as though it were a Lender. A Participant shall not be entitled to the benefits of Section 4.1 to the extent such Participant fails to comply with Sections 12.10.

(g) Notwithstanding any other provision in this Agreement, any Lender may (i) at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (ii) assign 100% of its Loans and Commitment hereunder to any Person purchasing the entire portfolio of such Lender of which this transaction is a part.

(h) The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent, the Letter of Credit Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Letter of Credit Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 12. THE AGENT

12.1 Appointment and Authorization. Each of the parties hereto acknowledges that Bank of America, N.A. is resigning as Agent under the Existing Credit Agreement and WFRF is appointed as successor Agent hereunder, and each of the parties hereto consents to the foregoing and waives any requirement for prior notice with respect to the foregoing. Without limiting the foregoing, each Lender hereby designates and appoints WFRF as its Agent and WFRF and General Electric Capital Corporation as Co-Collateral Agents under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent and the Co-Collateral Agents (collectively, the “Appointed Agents”) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Appointed Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Appointed Agents and the Lenders and, except under Section 12.10, the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Appointed Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Appointed Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Appointed Agents. Without limiting the generality of the foregoing sentence, the use of the term

“agent” in this Agreement with reference to any Appointed Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each Appointed Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Appointed Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the making of Agent Advances pursuant to Section 1.2(i), and (b) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. Each Appointed Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Appointed Agents shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries or Affiliates.

12.4 Reliance by Agent. Each Appointed Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by such Appointed Agent. Each Appointed Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and which it is permitted to take (or refrain from taking) under any Loan Document.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent Related Persons has made any representation or warranty to it, and that no act by any Appointed Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Appointed Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by any Appointed Agent, such Appointed Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each of the Agent Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that, no Lender shall be liable for the payment to any of the Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Appointed Agent upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by such Appointed Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Appointed Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. Each Appointed Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though such Appointed Agent were not an Appointed Agent and without notice to or consent of the Lenders. Each Appointed Agent and its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiaries) and the Lenders acknowledge that neither such Appointed Agent nor any of its Affiliates shall be under any obligation to provide such information to them unless expressly required under the terms of this Agreement. With respect to its Loans, each Appointed Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Appointed Agent, and the terms “Lender” and “Lenders” include each Appointed Agent in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Administrative Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Agent sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Agent of substantially all of its loan portfolio, the Agent shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of Section 13.11 and this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. As long as no Default or Event of Default then exists, any appointment of a successor agent hereunder shall be subject to the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

12.10 Withholding Tax.

(a) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to the Agent for transmission to the Parent, on or prior to the

Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender (in the case of each other Non-U.S. Lender), and at such other times as may be necessary in the determination of the Administrative Borrower or the Agent (each in the reasonable exercise of its discretion), (i) two (2) original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Non-U.S. Lender, and such other documentation required under the Code to establish that such Non-U.S. Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Non-U.S. Lender of principal, interest, fees or other amounts payable under any of the Loan Documents and (ii) in the case of a Non-U.S. Lender claiming such an exemption under Section 881(c) of the Code, a certificate that certifies that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d) of the Code (such certificate, a “Certificate of Non-Bank Status”). Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) shall deliver to the Agent and the Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) a copy of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such U.S. Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 12.10(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Agent for transmission to the Parent two (2) new original copies of Internal Revenue Service Form W-8BEN, W-8ECI, W-8IMY or a copy of Internal Revenue Service Form W-9 (or, in each case, any successor form), or a Certificate of Non-Bank Status and two (2) original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Parent to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents, or notify the Agent and the Parent of its inability to deliver any such forms, certificates or other evidence. Each Lender shall notify the Agent and the Parent of any inability to deliver the forms, certificates or other evidence required to be delivered pursuant to this Section 12.10(a).

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent and the Administrative Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrowers fully for all amounts paid, directly or indirectly, by the Agent or the Borrowers, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11 Guarantee and Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination (or cash collateralization thereof or the issuance of a Supporting Letter of Credit in accordance with the terms of Section10.1, as the case may be) of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of in accordance with Section 7.8 upon the sale or disposition thereof if a Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.8 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; and (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or with respect to which the Agent has been granted no security interest or Lien. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Majority Lenders or, if required under Section 11.1(a)(viii), all Lenders; provided, that, the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $15,000,000 during each Fiscal Year without the prior written authorization of any Lenders and, to the extent that the Agent may release its Lien on any such Collateral in connection with the Disposition thereof, such Disposition shall be deemed to be permitted under this Agreement. Upon request by the Agent or the Administrative Borrower at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of all of the capital stock or other equity interests of a Subsidiary that is a Guarantor, or of all or substantially all the assets of a Subsidiary that is a Guarantor, to any Person that is not a Subsidiary of a Borrower pursuant to a transaction permitted hereunder, the Lenders hereby irrevocably authorize the Agent to release such Guarantor from all obligations under the Loan Documents and release its Lien on any assets of such Guarantor.

(c) Upon the request of any Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to), at the expense of the Borrowers, execute such documents as the Borrowers may reasonably request to evidence the release of the Agent’s Liens upon Collateral in accordance with this Section 12.11 and the other releases in accordance with Section 12.11(b); provided, however, that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) The Agent and the Co-Collateral Agents shall not have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent and each Co-Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent and each Co-Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent and each Co-Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Agent or the Majority Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Majority Lenders, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Credit Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that, if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Administrative Borrower prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15 Settlement.

(a) (i) Each Lender’s funded portion of the Revolving Loans (other than Agent Advances and Non-Ratable Loans) is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at Agent’s election, (A) for itself, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Eastern Time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Agent, in the case of Non-Ratable Loans and Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent’s account, not later than 3:00 p.m. (Eastern Time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Agent’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of itself, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Agent, shall pay to the Agent, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to itself any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Agent’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Agent’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Agent shall pay to the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Agent with respect to Non-Ratable Loans and Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any

Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Administrative Borrower of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan which it is obligated to make on any Funding Date or to pay any other amount which it is obligated to pay hereunder when due (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date or pay any other amount it is obligated to pay hereunder when due. No Lender shall be responsible for any other Lender’s failure to advance such other Lenders’ Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero. Until a Defaulting Lender cures its failure to pay all amounts which gave rise to it being a Defaulting Lender (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, if there are any Letters of Credit outstanding, within one (1) Business Day after the written request of Agent, Borrowers shall pay to Agent an amount equal to the Pro Rata Share of such Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations then outstanding to be held by Agent on terms and conditions reasonably satisfactory to Agent as cash collateral for the Obligations and for so long as there is a Defaulting Lender, no Letter of Credit Issuer shall be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, unless upon the request of the Agent or a Letter of Credit Issuer, Agent has cash collateral from Borrowers in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit

Obligations outstanding after giving effect to any such requested Letter of Credit (or increase, extension or other amendment) to be held by Agent on its behalf on terms and conditions reasonably satisfactory to Agent or there are other arrangements reasonably satisfactory to Agent with respect to the participation in Letters of Credit by such Defaulting Lender. Such cash collateral may, subject to the terms and conditions of this Agreement, be funded with the proceeds of a Loan hereunder and shall be applied first to the Letter of Credit Obligations before application to any other Obligations, notwithstanding anything to the contrary contained in Section 3.6 hereof. This Section shall remain effective with respect to such Lender until (i) such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement or (ii) the Facility Repayment and the Termination Date shall have occurred. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

(e) Removal of Defaulting Lender. At the Administrative Borrower’s request, the Agent, or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers, shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Loans and Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

12.16 [Reserved].

12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent and each Co-Collateral Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent any Co-Collateral Agent, the Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Bank Products (subject to the applicable provisions of this Agreement) and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent and each Co-Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent or such Co-Collateral Agent;

(b) expressly agrees and acknowledges that the Agent and each Co-Collateral Agent (i) makes no representation or warranty as to the accuracy of any Report, or (ii) shall not be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent and each Co-Collateral Agent or other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties’ books and records, as well as on representations of the Credit Parties’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent, each Co-Collateral Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent, each Co-Collateral Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent, each Co-Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

12.20 Co Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “co-documentation agent”, “or syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a “co-documentation agent” or “syndication agent” shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 13. MISCELLANEOUS

13.1 No Waivers; Cumulative Remedies. No failure by the Agent, any Co-Collateral Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Credit Party and the Agent, any Co-Collateral Agent and/or any Lender, or delay by the Agent, any Co-Collateral Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent, any Co-Collateral Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent, any Co-Collateral Agent or the Lenders on any occasion shall affect or diminish the Agent’s, each Co-Collateral Agent’s and each Lender’s rights thereafter to require strict performance by each Credit Party of any provision of any Loan Document to which it is a party. The Agent, the Co-Collateral Agents and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

13.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO AND THERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT, THE CO-COLLATERAL AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS SOLELY FOR PURPOSES OF THIS AGREEMENT. EACH OF THE BORROWERS, THE AGENT, THE CO-COLLATERAL AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT, THE CO-COLLATERAL AGENTS AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 13.8. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT, THE CO-COLLATERAL AGENTS OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

13.4 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS, THE CO-COLLATERAL AGENTS AND THE AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS, THE CO-COLLATERAL AGENTS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.5 Survival of Representations and Warranties. All of the Borrowers’ representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

13.6 Other Security and Guaranties. The Agent, may for the benefit of itself and the Lenders, without notice or demand and without affecting the Borrowers’ obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

13.7 Fees and Expenses. The Borrowers agree to pay to the each Appointed Agent, for its benefit, on demand, all reasonable costs and expenses that such Appointed Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan

Documents, including: (a) Attorney Costs; (b) costs and expenses (including Attorney Costs) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) subject to Section 7.4(b), costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers’ and the other Credit Parties’ operations by each Appointed Agent plus such Appointed Agent’s then reasonable and customary charges for field examinations and audits and the preparation of reports thereof; and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral; provided, that, Borrowers shall only be required to pay each Appointed Agent for the fees and disbursements of one counsel to such Appointed Agent as well as one local counsel for each jurisdiction in which such Appointed Agent reasonably determines it is necessary to engage such local counsel; provided, further, that, the obligation of the Borrowers to pay the costs and expenses of General Electric Capital Corporation in its capacity as Co-Collateral Agent shall be subject to the terms of that certain Letter Agreement, dated October 23, 2009, among the Parent, General Electric Capital Corporation and GE Capital Markets, Inc. In addition, the Borrowers agree to pay reasonable, out-of-pocket costs and expenses actually incurred by (i) each Appointed Agent (including Attorney Costs) to each Appointed Agent, for its benefit, on demand, and (ii) the other Lenders (including reasonable fees, costs and expenses of only one law firm retained by such other Lenders) to the other Lenders, for their benefit, on demand, in each case paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged to the Borrowers’ Loan Account as Revolving Loans as described in Section 3.5.

13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted and transmission has been confirmed, in each case addressed to the party to be notified as follows:

If to the Agent or WFRF as a Co-Collateral Agent:

Wells Fargo Retail Finance, LLC
One Boston Place, Suite 1800
Boston, Massachusetts 02108
Attention:	Joseph Burt
Telephone:	(617) 854-7279
Telecopy No.:	(866) 617-3988

If to General Electric Capital Corporation as a Co-Collateral Agent:

General Electric Capital Corporation
10 Riverview Drive
Danbury, Connecticut 06810
Attention:	Saks Incorporated Account Manager
Telephone:	(203) 749-6000
Telecopy No.:	(203) 749-4666

If to any Borrower:

c/o Saks Incorporated, as Administrative Borrower
12 East 49th Street
New York, New York 10017
Attention:	Michael Vincent
Telephone:	(212) 451-3994
Telecopy No:	(212) 451-3804

If to a Lender:

at the respective addresses indicated in writing to the Agent prior to the Closing Date or on any applicable Assignment and Acceptance,

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrowers without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

13.11 Indemnity of the Agent and the Lenders by the Borrowers.

(a) The Borrowers agree to indemnify and hold harmless each Appointed Agent, each Agent-Related Person, each Lender and each of its affiliates and their respective officers, directors, employees, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents (all of the foregoing, collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party’s gross negligence or willful misconduct. The Borrowers agree not to assert any claim against any Indemnified Party on any theory of liability for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents. The agreements in this Section 13.11 shall survive repayment of all of the Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of Facility Repayment on the Termination Date.

(b) The Borrowers agree to indemnify, defend and hold harmless each Indemnified Person from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers’ operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrowers’ property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorneys Costs. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY GUARANTOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY CO-COLLATERAL AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS,

OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent, the Co-Collateral Agents and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements, other than the Fee Letter, relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

13.14 Counterparts, etc.. This Agreement may be executed in any number of counterparts, and by the Agent, each Co-Collateral Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated in accordance with this Agreement or applicable law, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off against the Obligations and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or its Affiliates to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Administrative Borrower and the Agent after any such set off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER NOR ITS AFFILIATES SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE WITH RESPECT TO THE OBLIGATIONS AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER OR ITS AFFILIATES WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT OR THE MAJORITY LENDERS.

13.17 Confidentiality.

(a) The Borrowers hereby consent that the Agent and each Lender may disclose general information describing the credit accommodation entered into pursuant to this Agreement to industry and/or bank trade publications, including, without limitation, Gold Sheets, the Secured Lender and the ABF Journal, with such information as is customarily found in such publications, and may use any Borrower’s name in advertising and other promotional material approved of in writing by such Borrower.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent, any Co-Collateral Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent, such Co-Collateral Agent, or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent, such Co-Collateral Agent or such Lender; provided, however, that the Agent, any Co-Collateral Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent , such Co-Collateral Agent or such Lender is subject or in connection with an examination of the Agent, such Co-Collateral Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s, such Co-Collateral Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors (provided they are advised of the confidential nature thereof); (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party with the Agent or such Lender; and (9) to its Affiliates with a reasonable need for such information. Notwithstanding anything to the contrary herein contained, each party (and their respective employees, representatives and other agents) may disclose to any Person the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials (including opinions or other tax analyses) that are provided to such part relating to such tax treatment and tax structure. With respect to the information contained in the documents relating to the Permitted Credit Card Program which is shared with the Agent pursuant to Section 7.25, the other parties to this Agreement agree that such information shall not be shared with such other parties and the Agent agrees to maintain the confidentiality of such information, except (A) as the Administrative Borrower may agree in writing, (B) such information may be disclosed to the officers, directors and employees of the Agent (and its advisors and counsel) to the extent necessary to enable the Agent to manage and administer the transactions contemplated by the Loan Documents and (C) such information may be disclosed as provided in clauses (i), (ii), (1), (2), (3), (4), (5) and (6) of this Section 13.17(b).

13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

13.19 Existing Credit Agreement Amended and Restated. As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety, and replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Borrowers for the Obligations heretofore incurred pursuant to Existing Credit Agreement and the other Loan Documents or the continuing existence of the Liens provided for in the Loan Documents. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness, obligations and liabilities of the Borrowers evidenced by or arising under the Existing Credit Agreement or the other Loan Documents. On or substantially contemporaneously with the Closing Date, (a) the resignation of Bank of America, N.A., as Agent, shall be effective and Wells Fargo Retail Finance, LLC shall replace Bank of America, N.A. as Agent, and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within and be governed by this Agreement; provided, however, that, each of the “Loans” (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall, for purposes of this Agreement, be included as Loans hereunder and each of the “Letters of Credit” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall be included as Letters of Credit hereunder.

13.20 Patriot Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act. The Borrowers represent and warrant that they and their Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Credit Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

13.21 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements. (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Loan Documents from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 13.21. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of the Administrative Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

[Signature pages follow.]

BORROWERS:

SAKS INCORPORATED

By:	/s/ Kevin G. Wills
Name:	Kevin G. Wills
Title:	Executive Vice President & Chief Financial Officer

SAKS & COMPANY

By:	/s/ Kevin G. Wills
Name:	Kevin G. Wills
Title:	Executive Vice President & Assistant Secretary

JACKSON OFFICE PROPERTIES, INC.
NEW YORK CITY SAKS, LLC
SAKS DIRECT, INC.
SAKS FIFTH AVENUE, INC.
SAKS FIFTH AVENUE TEXAS LLC
SAKS FIFTH AVENUE DISTRIBUTION COMPANY
SCCA, LLC
SCCA STORE HOLDINGS, INC.
SCIL, LLC
SFAILA, LLC

By:	/s/ Kevin G. Wills
Name:	Kevin G. Wills
Title:	President & Assistant Secretary

[Signature Page to Second Amended and Restated Credit Agreement]

AGENT:

WELLS FARGO RETAIL FINANCE, LLC, as Agent

By:	/s/ William Chan
Name:	William Chan
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

CO-COLLATERAL AGENTS:

WELLS FARGO RETAIL FINANCE, LLC, as Co-Collateral Agent

By:	/s/ William Chan
Name:	William Chan
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent

By:	/s/ Craig Winslow
Name:	Craig Winslow
Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ William Chan
Name:	William Chan
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

CAPITAL ONE LEVERAGE FINANCE CORP.

By:	/s/ Nick Malatestinic
Name:	Nick Malatestinic
Title:	SVP

[Signature Page to Second Amended and Restated Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Craig Winslow
Name:	Craig Winslow
Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

HSBC BUSINESS CREDIT (USA) INC.

By:	/s/ Thomas G. Getty Jr.
Name:	Thomas G. Getty Jr.
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

REGIONS BANK

By:	/s/ Richard A. Gere
Name:	Richard A. Gere
Title:	Attorney-in-fact

[Signature Page to Second Amended and Restated Credit Agreement]

TD BANK, N.A.

By:	/s/ Stephen A. Caffrey
Name:	Stephen A. Caffrey
Title:	Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

UBS LOAN FINANCE LLC

By:	/s/ Marie A. Haddad /s/ Irja R. Otsa
Name:	Marie A. Haddad Irja R. Otsa
Title:	Associate Director, Associate Director,
Banking Products Banking Products
Services, US Services, US

[Signature Page to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Relationship Manager

[Signature Page to Second Amended and Restated Credit Agreement]

ANNEX A

DEFINITIONS

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Accounts” has the meaning specified in the Security Agreement.

“Account Control Event” means (i) an Event of Default has occurred in accordance with the terms of the Agreement, or (ii) Availability under the Agreement has fallen below 17.5% of the Maximum Revolver Amount.

“Account Control Event Notice” means written notice from the Agent to the Administrative Borrower that an Account Control Event has occurred.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

“ACH Transactions” means any cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower or any Subsidiary.

“Acquisition” means the acquisition, including without limitation by means of merger or consolidation, by any Borrower or any Subsidiary of (i) a controlling equity interest in another Person, whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or (iii) a Business Unit.

“Additional Commitment Lender” has the meaning set forth in Section 1.1(c).

“Additional Issuer Sublimit” has the meaning specified in Section 1.3(a).

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Parent, the Parent’s consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gains and losses arising from the sale of capital assets; (b) gains and losses arising from any write-up or write-down in the book value of any asset; (c) earnings or losses of any Person, substantially all the assets of which have been acquired by the Parent or its consolidated Subsidiaries in any manner or which has been merged with or consolidated into the Parent or any Subsidiary, to the extent realized by such other Person prior to the date of acquisition, merger or consolidation; (d) earnings and losses of any Person (other than a Subsidiary) in which the Parent or any consolidated Subsidiary has an ownership interest unless (and only to the extent) such earnings or losses shall actually have been received or paid by the Parent or such consolidated Subsidiary in the form of cash distributions or capital contributions; (e) gain or loss arising from the acquisition of debt or equity securities of the Parent or any consolidated Subsidiary or from cancellation or forgiveness of Debt; and (f) gain or loss arising from extraordinary or non-recurring items.

Annex A-1

“Administrative Borrower” shall mean Saks Incorporated, a Tennessee corporation in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 13.21 hereof and its successors and permitted assigns in such capacity.

“Affected Lender” has the meaning specified in Section 11.1(b).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Transaction” has the meaning specified in Section 7.12.

“Agent” means WFRF, solely in its capacity as administrative agent and collateral agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent for the benefit of itself, the Lenders and the Letter of Credit Issuers pursuant to this Agreement and the other Loan Documents.

“Agent Related Persons” means each Appointed Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Second Amended and Restated Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Alternate Base Rate” means, for any day, the higher of (i) the Prime Rate, and (ii) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (iii) the LIBOR Rate (which shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall

Annex A-2

be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in Well Fargo Bank’s Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Wells Fargo Bank’s Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means the rates for Base Rate Loans and Eurodollar Loans determined based on the pricing grid set forth below:

Level	Average Historical Availability	Base Rate Loans	LIBOR Rate Loans
1	Average Historical Availability greater than or equal to $350,000,000	2.50%	3.50%

2	Average Historical Availability greater than or equal to $150,000,000, but less than $350,000,000	2.75%	3.75%

3	Average Historical Availability less than $150,000,000	3.00%	4.00%

The Applicable Margins shall be adjusted quarterly on a prospective basis on the first day of each February, May, August and November (each, an “Adjustment Date”) based upon Average Historical Availability in the immediately preceding three month period according to the applicable pricing grid above. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first Adjustment Date following the date upon which such Event of Default is waived.

“Appointed Agent” has the meaning specified in Section 12.1.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by any Appointed Agent incurred in connection with any Loan Document or the transactions contemplated thereby.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves not already deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

“Average Historical Availability” means the average daily Availability for the immediately preceding three month period.

Annex A-3

“Bank Products” means any one or more of the following types of services or facilities heretofore or hereafter extended to any Borrower or any Guarantor by Wells Fargo Bank, any Lender or any of their Bank Product Affiliates: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

“Bank Product Affiliate” means any Affiliate of Wells Fargo Bank or a Lender, which Affiliate provides Bank Products.

“Bank Product Reserves” means all reserves which the Co-Collateral Agents from time to time establishes in its reasonable discretion for Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate Loans” means, collectively, the Revolving Loans during any period in which it bears interest based on the Alternate Base Rate.

“Base Rate Refunding Loan” means a Base Rate Loan made to (i) satisfy reimbursement obligations arising from a drawing under a Letter of Credit, (ii) repay Obligations pursuant to Section 3.5 or (iii) pay the Agent in respect of Non-Ratable Loans or Agent Advances.

“Blocked Account Agreement” means each blocked account agreement among a Borrower or a Guarantor, the Agent and a Clearing Bank in form and substance reasonably satisfactory to the Co-Collateral Agents.

“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereof.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by the Agent in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of any Letter of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory multiplied by the cost of Eligible Inventory, minus (b) Reserves from time to time established by the Co-Collateral Agents in their Reasonable Credit Judgment plus (c) eighty-five percent (85%) of Eligible Credit Card Receivables.

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of the Administrative Borrower substantially in the form of Exhibit B (or another form acceptable to the Agent and the Co-Collateral Agents) setting forth the calculation of the Borrowing Base including, upon the request of the Agent or any Co-Collateral Agent, a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Co-Collateral Agents. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Administrative Borrower and certified to the Co-Collateral Agents; provided, that, the Co-Collateral Agents shall have the right to review and adjust, in the exercise of their Reasonable Credit Judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

Annex A-4

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Boston, Massachusetts or Charlotte, North Carolina is are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Business Unit” means all or substantially all of a line or lines of business conducted by a Person or a division of a Person.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to any Person for any period, all cash expenditures made or costs incurred for the acquisition or improvement of fixed or capital assets of such Person, in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP.

“Capital Lease” means any lease of property by any Borrower or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower and its Subsidiaries.

“Certificate of Non-Bank Status” has the meaning specified in Section 12.10(a).

“Change of Control” means, except as otherwise provided herein, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but excluding the Saks Incorporated 401 (k) Retirement Plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act with the qualification that such person or group will be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of more than 40% of the total voting power of the then-outstanding voting capital stock of the Parent (the “40% Threshold”) (such person or group shall hereinafter be described as a “Control Person”). Notwithstanding the foregoing, a Control Person shall not include any such person or group (or any Affiliate of such person or group) who or which becomes a Control Person by reason of a non pro rata reduction in the issued and outstanding voting capital stock of the Parent pursuant to a stock repurchase or stock redemption transaction (or related series of transactions) approved by the Board of Directors of the Parent which reduction results in such beneficial ownership thereby exceeding the 40% Threshold (a “Passive Ownership Increase”). If, at any time after a Passive Ownership Increase, such person or group acquires beneficial ownership of any additional shares of the issued and outstanding voting capital stock of the Parent, then such acquisition shall constitute a Change of Control to the extent that such person or group then holds voting capital stock in excess of the 40% Threshold.

Annex A-5

“Chattel Paper” has the meaning specified in the Security Agreement.

“Clearing Bank” means Wells Fargo Bank or any other banking institution acceptable to the Agent with whom the Collection Account has been established.

“Closing Date” means the date of this Agreement.

“Co-Collateral Agents” has the meaning set forth in the preamble of this Agreement; provided, that, General Electric Capital Corporation shall cease to be a Co-Collateral Agent if neither it nor any of its Affiliates is a Lender.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all “Collateral” as defined in the Security Agreement, and all other assets of any Person from time to time subject to Liens in favor of the Agent for the benefit of itself, the Lenders and the Letter of Credit Issuers securing payment or performance of any or all of the Secured Obligations.

“Collection Account” means the bank account established pursuant to Section 3.10 with a Clearing Bank which shall be subject to a Blocked Account Agreement, to which the proceeds of Collateral (other than collections with respect to Securitization Accounts) are deposited or credited, all on terms acceptable to the Agent.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.1, Section 11.2 and the other provisions of this Agreement, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders. The aggregate Commitments as of the Closing Date are $500,000,000.

“Commitment Increase” has the meaning set forth in Section 1.1(c).

“Commitment Increase Date” has the meaning set forth in Section 1.1(c)(ii).

“Conditioned Payment” means any Distribution, Investment or other payment, in each case the permissiveness of which is conditioned upon the satisfaction of the Payment Conditions.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls, or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

Annex A-6

“Cost of Acquisition” means, as at the date of closing any Acquisition, (i) the fair market value of all consideration paid by any Borrower or any Subsidiary in connection with such Acquisition, including, without limitation or duplication the value of any capital stock, or warrants or options to acquire capital stock, of any Borrower or any Subsidiary issued in connection with such Acquisition and the face amount of any debt instrument serving as consideration in such Acquisition, plus (ii) the principal amount of any Debt assumed or acquired by any Borrower or its Subsidiaries in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of a Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange or any national securities exchange with respect to shares that are freely tradable, and (II) with respect to shares that are not freely tradable, as determined by the Board of Directors of such Borrower (which determination shall be conclusive), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary (which determination shall be conclusive), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion; provided, however, there shall be deducted from the Cost of Acquisition the book value or market value (whichever is less) of all Inventory and accounts receivable arising under consumer credit card accounts acquired in connection with such Acquisition.

“Credit Party” means each Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument. In no event shall a Securitization Subsidiary be considered to be a Credit Party.

“Credit Support” has the meaning specified in Section 1.3(a).

“Debt” means, without duplication, all liabilities, obligations and indebtedness of the Borrowers and their Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables but including (a) all Obligations; (b) all Debt of any other Person secured by any Lien on the any Borrower’s or any Subsidiary’s property, even though such Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities under this clause (b) which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower or its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities under this clause (c) which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrowers and their Subsidiaries prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) Synthetic Lease Indebtedness.

Annex A-7

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Deposit Accounts” has the meaning specified in the Security Agreement.

“Direct” means Saks Direct, Inc., a New York corporation.

“Designated Account” has the meaning specified in Section 1.2(c).

“Disposition” means the sale, transfer, exchange, abandonment or other disposition of property whether through a sale, merger, exchange, dissolution, liquidation or write-off.

“Distribution” means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or in respect of any options or warrants for, or other rights with respect to, such stock or other equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or other equity interests) of the same class; or (b) the redemption or other acquisition by such Person of any capital stock or other equity interests (or of any options or warrants for such stock or other equity interests) of such Person.

“Documents” has the meaning specified in the Security Agreement.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

“EBITDA” means, with respect to any fiscal period of the Parent, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expense, Federal, state, local and foreign income taxes, depreciation and amortization.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $750,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

“Eligible Credit Card Receivable” means Accounts due to a Borrower or a Guarantor on a non recourse basis from Household or any third party administering a Permitted Credit Card Program for a Borrower or a Guarantor and from Visa, Mastercard, American Express Co.,

Annex A-8

Discovercard, and other major credit card issuers reasonably acceptable to the Co-Collateral Agents as arise in the ordinary course of business, which have been earned by performance and which satisfy the eligibility criteria set forth below. Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables, unless the Co-Collateral Agents and the Majority Lenders in their reasonable discretion agree:

(a) Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

(b) Accounts with respect to which a Borrower or a Guarantor does not have good, valid and marketable title thereto, free and clear of any Lien other than Agent’s Liens, or any Permitted Liens described in clause (a) of the definition of Permitted Liens (provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or the subject of Reserves and (ii) do not impair, directly or indirectly, the ability of the Agent to realize on or obtain substantially the full benefit of the Collateral in a manner reasonably acceptable to the Agent and the Co-Collateral Agents) and Liens permitted pursuant to Section 7.15(m);

(c) Accounts that are not subject to a perfected first priority (subject as to priority to Liens as set forth in (b) above) security interest in favor of the Agent, for the benefit of itself and the Lenders;

(d) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e) Accounts due from consumers arising from the use of any private label credit card;

(f) Accounts which are acquired in a Permitted Acquisition unless and until the Agent and the Co-Collateral Agents have completed an appraisal of such Accounts, established an advance rate and reserves (if applicable) therefor, and otherwise agreed that such Accounts shall be deemed Eligible Credit Card Receivables; or

(g) Accounts which the Co-Collateral Agents determine in their reasonable discretion to be uncertain of collection.

“Eligible In-Transit Inventory” shall mean, as to each Borrower, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from a foreign location for receipt by such Borrower within ninety (90) days of the date of determination, but which has not yet been delivered to such Borrower, (b) for which payment has been made by such Borrower and title has passed to such Borrower, (c) for which the document of title reflects such Borrower or, in the Co-Collateral Agents’ discretion, another Person satisfactory to the Co-Collateral Agents as consignee (along with delivery to such Borrower of the documents of title with respect thereto), (d) as to which, if so required by the Co-Collateral Agents in their discretion, the Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agency agreement, satisfactory to the Co-Collateral Agents), (e) which is insured to the reasonable satisfaction of the Co-Collateral Agents, and (f) which otherwise would constitute Eligible Inventory.

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“Eligible Inventory” means Inventory (including, without duplication, Eligible L/C Inventory and Eligible In-Transit Inventory), valued by the retail method and stated at the lower of cost (on a first-in, first-out basis) or market which satisfies the eligibility criteria set forth below. Inventory which otherwise would constitute Eligible Inventory and is in transit from a distribution center of a Borrower to a store of a Borrower or a Guarantor shall be deemed Eligible Inventory. Without limiting the discretion of the Co-Collateral Agents to establish Reserves, Eligible Inventory shall not, unless the Co-Collateral Agents and the Majority Lenders in their reasonable discretion elect, include any Inventory:

(a) that is not owned by a Borrower or a Guarantor;

(b) that is not subject to perfected Agent’s Liens or that is subject to any other Lien whatsoever, other than Permitted Liens described in clause (a), (d) or (f) of the definition of Permitted Liens (provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or the subject of Reserves and (ii) do not impair, directly or indirectly, the ability of the Agent to realize on or obtain substantially the full benefit of the Collateral in a manner reasonably acceptable to the Agent and the Co-Collateral Agents);

(c) that does not consist of finished goods;

(d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) except to the extent taken into account in the calculation of Net Orderly Liquidation Value, that is obsolete or is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers’ business, or that is slow moving or stale;

(g) that is returned (but not held for resale) or repossessed or used goods taken in trade;

(h) that is located outside the United States of America (other than Eligible In-Transit Inventory and Eligible L/C Inventory);

(i) that contains or bears any Proprietary Rights licensed to any Credit Party by any Person other than another Credit Party, if the Co-Collateral Agents are not reasonably satisfied that the Agent may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrowers have not delivered to the Co-Collateral Agents a consent or sublicense agreement from such licensor in form and substance acceptable to the Co-Collateral Agents if requested;

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(j) that is not reflected in the details of a current perpetual inventory report; or

(k) that is Inventory placed on consignment; or

(l) acquired in connection with a Permitted Acquisition to the extent the Co-Collateral Agents shall not have received an appraisal of such Inventory and completed an audit of such Inventory, in each case with results satisfactory to the Co-Collateral Agents.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Eligible L/C Inventory” shall mean, with respect to any Borrower, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory (a) not yet delivered to such Borrower, (b) the purchase of which is supported by a documentary Letter of Credit having an expiry within ninety (90) days of such date of determination, (c) for which the document of title reflects such Borrower or another Person acceptable to Co-Collateral Agents as consignee (along with delivery to such Borrower of the documents of title with respect thereto), (d) as to which, if so required by the Co-Collateral Agents in their discretion, the Agent has control over the documents of title which evidence ownership of the subject Inventory (such as by the delivery of a customs broker agency agreement, satisfactory to the Co-Collateral Agents), (e) which is insured to the reasonable satisfaction of the Co-Collateral Agents, and (f) which otherwise would constitute Eligible Inventory.

“Eligible Securities” means the following obligations and any other obligations previously approved in writing by the Agent:

(a) Government Securities;

(b) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

(i) all direct or fully guaranteed obligations of the United States Treasury; and

(ii) mortgage-backed securities and participation certificates guaranteed by the Government National Mortgage Association;

(c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated A- or better by S&P or A-3 or better by Moody’s;

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(d) shares of mutual funds which invest primarily in obligations described in paragraphs (a) through (c) above or (e) below, and such funds have the stated intention of maintaining an average credit quality of “AA” as used by S&P or Aa as used by Moody’s and have a weighted average maturity of 365 days or less when purchased; and

(e) shares of money market funds which comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission (17 C.F.R. §270.2a-7).

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means, under circumstances that have resulted or would reasonably be expected to result in a Material Adverse Effect: (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D promulgated by the

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Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to Regulation D promulgated by the Federal Reserve Board. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Event of Default” has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Excluded Accounts” means Deposit Accounts of the Borrowers and Guarantors which contain not more than $10,000,000 in the aggregate; provided, that, Excluded Accounts shall not include any Deposit Accounts which are subject to any control agreements in favor of the Agent.

“Existing Agent” has the meaning specified in the Preamble to the Agreement.

“Existing Agent Cash Collateral Account” means a segregated Deposit Account of the Borrowers under the dominion and control of the Existing Agent, which contains the cash collateral pledged by the Borrowers to the Existing Agent on the Closing Date to the extent permitted under Section 7.15(n); provided, that, the Existing Agent Cash Collateral Account shall not include any Deposit Accounts which are subject to any control agreements in favor of the Agent;

“Existing Borrowers” has the meaning specified in the Preamble to the Agreement.

“Existing Credit Agreement” has the meaning specified in the Preamble to the Agreement.

“Existing Lenders” has the meaning specified in the Preamble to the Agreement.

“Facility Repayment” means all of the following shall have occurred: (a) the Borrowers shall have paid in full all outstanding Loans, together with all accrued and unpaid interest and fees thereon, (b) all obligations arising under Bank Products shall have been cash collateralized or other arrangements reasonably satisfactory to the obligee under the Bank Products shall have been made (it being understood that the entry by the Borrowers into a refinancing or replacement credit facility that includes all obligations arising under Bank Products owing to an obligee as secured obligations in a manner substantially similar to that contained in the Loan Documents will be deemed to be an arrangement satisfactory to such obligee, unless such obligee shall require other arrangements prior to the date of the termination of this Agreement or unless an Event of Default exists), (c) all Letters of Credit and Credit Support then outstanding shall have been cancelled and returned except to the extent other arrangements with respect to Letters of Credit satisfactory to the Agent and the Letter of Credit Issuers shall have been made in a manner consistent with the terms of Sections

1.3(g), 3.2 and 10.1; (c) all commitments of the Lenders to make Revolving Loans, and of the Letter of Credit Issuers to issue Letters of Credit and of Wells Fargo Bank or any of its Affiliates to provide Credit Support, shall have terminated

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or expired; and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (other than Obligations consisting of indemnities and other contingent Obligations of any Borrower or any Guarantor for which a demand for payment has not been made and which expressly survive termination of this Agreement or the applicable Loan Document).

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means that certain Fee Letter dated even date herewith by and among the Borrowers, the Agent and one or more of the Joint-Lead Arrangers.

“5th Avenue” means Saks Fifth Avenue, Inc., a Massachusetts corporation.

“Financing Charges” means those charges owed and allocated to third party purchasers in the ordinary course of business with respect to a Permitted Credit Card Program.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the 52-week or 53-week period of the Parent ending on the Saturday of each calendar year closest (whether before or after) to January 31 and “Fiscal Year” followed by a numerical year means the Fiscal Year which has its first day occurring during such numerical calendar year.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Parent, the ratio of (i) the sum of EBITDA plus, to the extent deducted in the calculation of EBITDA, rental and all other payments made by the Parent and its consolidated Subsidiaries in respect of or in connection with operating leases plus Financing Charges to (ii) Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, the sum of (a) interest expense, (b) rental and all other payments made by the Parent and its consolidated Subsidiaries in respect of or in connection with operating leases, (c) Financing Charges, (d) Capital Expenditures other than (i) Capital Expenditures funded with Debt other than Revolving Loans (but including, without duplication, principal payments with respect to such Debt), (ii) Capital Expenditures funded with the Net Proceeds of

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the issuance of capital stock of the Parent, (iii) Capital Expenditures arising in connection with a Permitted Acquisition to the extent the Cost of Acquisition is paid for through the issuance of capital stock of the Parent and (iv) Capital Expenditures funded with the Net Proceeds of Dispositions permitted under Section 7.8(a)(vi), (e) scheduled principal payments of Debt paid during such fiscal period, and (f) Federal, state, local and foreign income taxes paid in cash, and (g) Distributions by Parent made or paid in cash.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America, any state or territory thereof, or the District of Columbia.

“Fronting Fee” has the meaning specified in Section 2.6.

“Funding Letter” means that certain Letter Agreement among the Borrower, Bank of America, N.A., individually and as Agent, and the Lenders related to Loans funded on the Initial Closing Date and cash collateralization of certain Letters of Credit of the Borrower outstanding on the Initial Closing Date.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

“General Intangibles” has the meaning specified in the Security Agreement.

“Government Securities” means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantor” means each Subsidiary of any Borrower party to or required to be a party to the Subsidiary Guaranty pursuant to the terms hereof.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness or dividend or Debt of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

Annex A-15

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices and not for speculative purposes.

“Hedge Exposure” means, on any Business Day, the amount, if any, estimated by a Lender or its Affiliate which is party to a Hedge Agreement with any Borrower in good faith and in a commercially reasonable manner (for which calculations and computations will be provided to such Borrower (or Administrative Borrower on behalf of such Borrower) at its request) pursuant to methodology set forth in the applicable Hedge Agreement, which would be payable to such Lender or its Affiliate if the Hedge Agreement were terminated as of such Business Day as a result of an event of default (as defined in the Hedge Agreement) with respect to such Borrower and a payment were due thereunder to the Lender or its Affiliate.

“Household” shall mean HSBC Bank Nevada, N.A. formerly known as Household Bank (SB), N.A., a national banking association.

“Household Arrangement” means the private label credit card program between the Parent and Household pursuant to the terms of the Household Agreements.

“Household Agreements” means (a) the Purchase and Sale Agreement by and among the Parent, Saks Credit Corporation, National Bank of the Great Lakes, and Household, dated as of July 26, 2002, (b) the Program Agreement by and among the Parent, Jackson and Household, dated as of April 15, 2003 and (c) the Servicing Agreement by and between HSBC Credit Card Services, Inc. (formerly known as HSBC Private Label Corporation, which was formerly known as Household Corporation) and Jackson, dated as of April 15, 2003, each as amended from time to time in accordance with the terms of this Agreement.

“Indemnified Party” has the meaning specified in Section 13.11(a).

“Indemnified Liabilities” has the meaning specified in Section 13.11(a).

“Initial Closing Date” shall mean November 20, 2001.

“Initial Funding Certificate” means the Chief Financial Officer’s Certificate of Saks Incorporated dated November 20, 2001 made by Parent which contains certifications with respect to the consolidated net tangible assets of Parent and its Subsidiaries as of the date thereof.

“Interest Period” means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two or three months thereafter as selected by the Administrative Borrower in its Notice of Borrowing, substantially in the form attached hereto as Exhibit C, or Notice of Continuation/Conversion, substantially in the form attached hereto as Exhibit D, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

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(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means all of the Credit Parties’ now owned and hereafter acquired inventory, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods, other materials and supplies of any kind, nature or description which are used or consumed in the Credit Parties’ business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investments” has the meaning specified in Section 7.10.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Jackson” means Jackson Office Properties, Inc., a Delaware corporation.

“Joinder Agreement” means a Joinder Agreement executed by any Material Subsidiary acquired, created or arising after the Initial Closing Date, substantially in the form of Exhibit F attached hereto.

“Joint Lead Arrangers” means, collectively, Wells Fargo Retail Finance, LLC, UBS Securities LLC, Regions Bank and GE Capital Markets, Inc.

“Landlord Waivers” means collectively all Landlord Waivers (in form and substance as may be reasonably acceptable to the Co-Collateral Agents).

“Latest Projections” means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Parent’s consolidated financial condition, results of operations, and cash flows delivered to the Agent and the Lenders prior to the Closing Date in the confidential offering memorandum prepared by the Agent in connection with this Agreement; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

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“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and any Non-Ratable Loan outstanding; provided, that, no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender’s Pro Rata Share.

“Letter of Credit” means (i) each standby or commercial/documentary letter of credit issued in accordance with Section 1.3 and (ii) each Existing Letter of Credit.

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means each of (i) Wells Fargo Bank, (ii) any affiliate of Wells Fargo Bank, and (iii) each Other Letter of Credit Issuer.

“Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) the aggregate amount of all drawings under Letters of Credit for which the applicable Letter of Credit Issuer has not at such time been reimbursed, and (c) the aggregate amount of all payments made by each Lender to the Letter of Credit Issuers with respect to such Lender’s participation in Letters of Credit for which Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

“Letter of Credit Subfacility” means $300,000,000.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Liquidity Event” means that Availability is less than 17.5% of the Maximum Revolver Amount.

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“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means the Agreement, the Security Instruments, the Subsidiary Guaranty, the Landlord Waivers, if any, the Joinder Agreements, if any, the Fee Letter, the Funding Letter, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt, no Hedge Agreement or other agreement evidencing or governing Bank Products (other than Security Instruments and any instruments and agreements with, to, by or in favor of the Agent in its capacity as such) shall be included as a Loan Document.

“Loans” means, collectively, all loans and advances provided for in Article 1, including each Revolving Loan, Agent Advance and Non-Ratable Loan.

“Majority Lenders” means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Market Basis” means, with respect to any disposition of assets, that such disposition was conducted in good faith on terms and for consideration reasonable in the business judgment of the Borrowers.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or all or any material portion of the Collateral; (b) a material impairment of the ability of any Credit Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Subsidiary” means (i) any direct or indirect domestic Subsidiary of the Parent, other than a Securitization Subsidiary, which (a) has total assets equal to or greater than 5% of Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 5.2(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the unaudited consolidated financial statements of the Parent and its Subsidiaries for and as of the fiscal quarter ended on or about August 1, 2009) (the “Required Financial Information”)) or (b) has net income equal to or greater than 5% of Adjusted Net Earnings from Operations (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that, notwithstanding the foregoing, the term “Material Subsidiaries” shall mean (i) direct and indirect Subsidiaries of the Parent, other than Securitization Subsidiaries, that together with the Parent have assets equal to not less than 95% of Total Assets (calculated as described above but excluding assets directly owned by Securitization Subsidiaries) and net income of not less than 95% of Adjusted Net Earnings from

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Operations (calculated as described above but excluding income directly earned by Securitization Subsidiaries); provided, further, that, if more than one combination of Subsidiaries satisfies such threshold, then, subject to compliance with Section 7.24(b), those Subsidiaries so determined to be “Material Subsidiaries” shall be specified by the Administrative Borrower, and (ii) all direct and indirect Subsidiaries of the Parent owning any Inventory consisting of finished goods held for sale.

“Maximum Rate” has the meaning specified in Section 2.3.

“Maximum Revolver Amount” means $500,000,000, as such amount may be reduced by the Administrative Borrower pursuant to Section 1.1(b) or increased by the Administrative Borrower pursuant to Section 1.1(c).

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

“Net Orderly Liquidation Value” means the net orderly liquidation value, expressed as a percentage of cost, of Inventory established by appraisals, field audits and other inventory evaluations conducted by the Existing Agent, the Agent, its Affiliates or its third-party advisors prior to the Closing Date and each other periodic appraisal, field audit or inventory evaluation conducted by the Agent, any Co-Collateral Agent, any of their respective Affiliates or third-party advisors from time to time after the Closing Date.

“Net Proceeds” from a disposition of assets (other than Inventory sold in the ordinary course of business and accounts receivable sold in connection with a Permitted Credit Card Program by a Securitization Subsidiary) or issuance of equity means cash payments received therefrom as and when received, net of (i) all reasonable legal, accounting, banking, underwriting, title and recording expenses, commissions, discounts and other fees and expenses incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition or issuance, (iii) all amounts necessary to repay Debt (other than Obligations) the repayment of which is secured by such disposed assets, (iv) the stock ledger value of all Inventory sold in connection with such disposition and (v) the undiscounted amount of all accounts receivable arising under consumer credit card accounts sold in connection with such disposition.

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Non-U.S. Lender” has the meaning specified in Section 12.10(a).

“Note Indentures” means, collectively, (i) that certain Indenture for the $250,000,000 7-1/2% Notes due 2010, dated as of December 2, 1998 by and among the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named herein, as Guarantors and the Trustee party thereto, (ii) that certain Indenture for the $200,000,000 7-3/8% Notes due 2019, dated as of February 17, 1999 by and among the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named herein, as Guarantors, and the Trustee party thereto, (iii) that certain Indenture for the $230,000,000 2% Convertible Notes due 2024, dated as of March 23, 2004 by and among

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the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named herein, as Guarantors and the Trustee party thereto, (iv) that certain Indenture for the $141,577,000 9-7/8% Notes due 2011, dated as of October 4, 2001 by and among the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named herein, as Guarantors and the Trustee party thereto, (v) that certain Indenture for the $208,105,000 7% Notes due 2013, dated as of December 8, 2003, by and among the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named therein, as Guarantors, and the Trustee party thereto, (vi) that certain Indenture for the $120,000,000 7- 1/2% Convertible Notes due 2013, dated as of May 27, 2009, by and among the Parent, as Issuer, each other Borrower and Subsidiary Guarantor named therein, as Guarantors, and the Trustee part thereto, and (vii) any other indenture entered into by the Parent or any other Borrower or Guarantor in connection with the issuance by the Parent, such other Borrower or such Guarantor of notes evidencing indebtedness for money borrowed.

“Notes” means Revolving Loan Notes.

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“NYC Saks” means New York City Saks, LLC, a New York limited liability company.

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Existing Agent, the Agent, any Co-Collateral Agent and/or any Lender or Letter of Credit Issuer, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest (including any interest that accrues after the commencement of any case or proceeding by or against any Borrower in a bankruptcy, whether or not allowed in such case or proceeding), charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit.

“Offshore Base Rate” means for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Offshore Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered to Wells Fargo Bank by major banks in the London interbank eurodollar market in which Wells Fargo Bank participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

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“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, certificates of formation, or other applicable organizational or charter documents relating to the creation of such entity.

“Originating Lender” has the meaning specified in Section 11.2(e).

“Other Letter of Credit Issuers” means any Lender or any of its Affiliates designated by the Administrative Borrower as a Letter of Credit Issuer; provided that the Administrative Borrower may appoint Lenders as Letter of Credit Issuers only with the consent of the Agent, not to be unreasonably withheld.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Parent” means Saks Incorporated, a Tennessee corporation.

“Participant” means any commercial bank, financial institution or other Person not Affiliates of the Borrowers who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patriot Act” has the meaning specified in Section 13.20.

“Payment Conditions” means, with respect to any Conditioned Payment as of any time of determination, that:

(a) no Default or Event of Default then exists or would arise as a result of the making of such Conditioned Payment,

(b) Availability shall not be less than seventeen and one-half percent (17.5%) of the Maximum Revolver Amount (or, in the case of any Conditioned Payment pursuant to Section 7.9(d)(ii), forty percent (40%) of the Maximum Revolver Amount) immediately after giving effect to such Conditioned Payment,

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(c) if the aggregate amount of Conditioned Payments (after giving effect to the then proposed Conditioned Payment) is greater than $15,000,000 during the thirty (30) day period through and including the date of the proposed Conditioned Payment, prior to making such Conditioned Payment the Administrative Borrower shall have delivered projections to the Agent demonstrating that Projected Average Availability for each of the six (6) months immediately succeeding the proposed Conditioned Payment shall not be less than 17.5% of the Maximum Revolver Amount,

(d) if the aggregate amount of Conditioned Payments pursuant to Section 7.9(d)(i) is greater than $50,000,000 (after giving effect to the then proposed Conditioned Payment) during the three hundred sixty five (365) day period preceding (and including) the date of any such proposed Conditioned Payment, the Agent shall have received a certificate of a Responsible Officer demonstrating that the Parent’s Fixed Charge Coverage Ratio for the most recently ended Twelve-Month Period for which the Agent has received financial statements is at least 1.00 to 1.00, giving pro forma effect to the proposed Conditioned Payment during such Twelve Month Period and

(e) if the aggregate amount of Conditioned Payments pursuant to Sections 7.10(f) and (h) is greater than $50,000,000 (after giving effect to the then proposed Conditioned Payment) during the three hundred sixty five (365) day period preceding (and including) the date of any such proposed Conditioned Payment, the Agent shall have received projections reasonably satisfactory to the Agent demonstrating that the projected Fixed Charge Coverage Ratio as of the last day of the Twelve-Month Period immediately following such Conditioned Payment, shall be not less than 1.00 to 1.00 after giving pro forma effect to the transaction giving rise to such Conditioned Payment as if such transaction had been made as of the first day of such period (and including treating such Conditioned Payment as a Fixed Charge to the extent such Conditioned Payment is funded with Revolving Loans),

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which its makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

“Permitted Acquisition” means an Acquisition of a Person organized under the laws of the United States of America, any State thereof or Puerto Rico, or of assets of a Person located in the United States of America, any State thereof or Puerto Rico, in each case effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired or whose assets are being acquired (if any), and with the duly obtained approval of such shareholders or other holders of equity interest as such Person (if any) may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such

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Acquisition, no Default or Event of Default (including, without limitation under Section 6.7 hereof) has occurred and is continuing, (ii) after giving effect thereto, the Parent and its Subsidiaries would be in compliance with Section 7.14, (iii) the Payment Conditions shall have been satisfied at the time of such Acquisition, and (iv) if the Cost of Acquisition therefor equals or exceeds $50,000,000, pro forma historical financial statements as of the end of the most recently completed Twelve-Month Period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition.

“Permitted Asset Sales” means sales and dispositions of assets on a Market Basis not exceeding $50,000,000 in any Fiscal Year or $250,000,000 in the aggregate after the Closing Date; provided, however, that, if sales or dispositions in any Fiscal Year are less than $50,000,000, then, subject to the aggregate limitations on sales or dispositions above, the amount of Permitted Asset Sales in the immediately succeeding Fiscal Year may be increased by an amount equal to fifty percent (50%) of the difference between $50,000,000 and the actual amount of sales or dispositions in the preceding Fiscal Year, further, provided, that, in no event will Permitted Asset Sales exceed $75,000,000 in any Fiscal Year.

“Permitted Credit Card Program” means any private label credit card program, securitization, factoring, receivables financing program, or similar arrangement, which, after notice to the Agent in accordance with Section 7.25 hereof, is entered into by any Borrower and any of its Subsidiaries on commercially reasonable terms generally available at that time; provided, however, that, if such program grants a security interest in any assets other than deposit accounts maintained in connection with such program or arrangement and the cash contained therein, those certain Accounts, receivables, or transferor interest or other similar residual interests subject to such program or arrangement, including a security interest in any returned goods, and the grant of such security interest would reasonably be expected to be detrimental in any material respect to the material rights and interests of the Lenders under the Loan Documents, as determined by the Agent in its reasonable discretion, such program shall not be considered a Permitted Credit Card Program unless and until the Agent and the third party with whom the program is created have entered into an intercreditor agreement satisfactory to the Agent in its reasonable discretion with respect to the priority and enforcement of such security interests.

“Permitted Credit Card Program Deposit Accounts” means Deposit Accounts of the Borrowers and Guarantors which contain not more than $3,000,000 in the aggregate or such higher amount as may be agreed to from time to time in writing by the Agent, provided, that, the Permitted Credit Card Program Deposit Accounts shall not include any Deposit Accounts which are subject to any control agreement in favor of the Agent.

“Permitted Liens” means:

(a) Liens imposed by law for taxes, assessments or charges of any Governmental Authority not delinquent provided that the payment of such taxes, assessments or charges which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves, if any, required under GAAP have been established on any Borrower’s books and records and a stay of enforcement of any such Lien is in effect;

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(b) the Agent’s Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and a stay of execution pending appeal or proceeding for review is in effect;

(e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower’s or any Subsidiary’s business; and

(f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Prime Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo Bank as its “prime rate” (the “prime rate” being a rate set by Wells Fargo Bank based upon various factors including Wells Fargo Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate).

“Projected Average Availability” means the projected average Availability for each month during any six (6) month period.

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“Proprietary Rights” means all of each Credit Party’s owned patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those trade names set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the principal amount of Obligations owed to such Lender and the denominator of which is the aggregate principal amount of the Obligations owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Real Estate” means all of the Borrowers’ and their Subsidiaries’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrowers’ and their Subsidiaries’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Reasonable Credit Judgment” means a determination made in good faith and in the exercise of commercially reasonable business judgment from the perspective of an asset-based lender.

“Register” has the meaning specified in Section 11.2(h).

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Financial Information” has the meaning specified in the definition of “Material Subsidiary,” above.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3%.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

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“Reserves” means, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria and to the extent not otherwise taken into account in the determination of Net Orderly Liquidation Value, reserves that limit the availability of credit hereunder, consisting of reserves against Availability or Eligible Inventory, established by the Co-Collateral Agents from time to time in the Co-Collateral Agents’ Reasonable Credit Judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of the Co-Collateral Agents’ credit judgment: (a) Bank Product Reserves (provided that the Co-Collateral Agents will not establish any Reserves for Hedge Agreements (i) unless and until a Liquidity Event, Default, or an Event of Default arises, or (ii) aggregate Hedge Exposure is equal to or greater than $35,000,000; further provided that, any Reserve for such Hedge Agreements so established shall be limited to the amount of the Hedge Exposure), (b) the 2010 Refinancing Reserve, (c) the 2011 Refinancing Reserve, (d) the 2013 Refinancing Reserve, (e) a reserve for accrued, unpaid interest on the Obligations, (f) reserves for rent at leased locations subject to statutory or contractual landlord liens which are not subject to an effective Landlord Waiver, (g) actual Inventory shrinkage in excess of the shrinkage accrual reflected on the Borrowers’ stock ledger, (h) customs charges, (i) warehousemen’s or bailees’ charges to the extent such warehouseman or bailee has not executed and delivered a subordination agreement satisfactory to the Agent and (j) reserves to reflect taxes and other claims and charges then owing (including, without limitation, claims and charges by the PBGC) and which may be subject to Liens having priority over the Agent’s Liens.

“Responsible Officer” means the chief executive officer, the chief financial officer, or the treasurer of any Borrower or Parent acting in its capacity as Administrative Borrower, as applicable; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Parent, or such other Person as any officer described herein may designate in writing to the Agent.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“Revolving Loan Note” and “Revolving Loan Notes” have the meanings specified in Section 1.2(a)(ii).

“SCCA” means SCCA, LLC, a Virginia limited liability company.

“SCCA Holdings” means SCCA Store Holdings, Inc., a Delaware corporation.

“SCIL” means SCIL, LLC, a Virginia limited liability company.

“Secured Obligations” means all (a) all Obligations and (b) solely to the extent there is sufficient Collateral following satisfaction of all other Secured Obligations, all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Securitization Accounts” means all Accounts transferred to, or held by, a Securitization Subsidiary or any Borrower or any Subsidiary, as Servicer, or a trustee, pursuant to a Permitted Credit Card Program.

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“Securitization Default” means a default or event of default occurs under any documents providing for a Permitted Credit Card Program which default or event of default results in the termination of any Permitted Credit Card Program, provided, however, that a Securitization Default shall not occur as a result of the termination of any Permitted Credit Card Program as described above if (a) such Permitted Credit Card Program is replaced with a Permitted Credit Card Program simultaneously with or prior to such termination or (b) Availability is greater than $200,000,000 at the time of such termination and at all times thereafter so long as no Permitted Credit Card Program is in place.

“Securitization Subsidiary” means any present or future Subsidiary (including any credit card bank) of any Borrower which is organized for the purpose of and is only engaged in (i) originating, purchasing, acquiring, financing, selling, servicing or collecting accounts receivable obligations of customers of the Borrowers or their Subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Borrowers and their Subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and (iv) other activities incident thereto, all in accordance with any Permitted Credit Card Program.

“Security Agreement” means, collectively (or individually as the context may indicate), (i) the Amended and Restated Security Agreement dated as of the Closing Date by and among the Agent and the Credit Parties, and (ii) each Joinder Agreement or additional security agreement executed and delivered by a Credit Party pursuant to the Loan Documents.

“Security Instruments” means, collectively, the Security Agreement, the Blocked Account Agreements and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party shall grant or convey to the Agent for the benefit of itself and the Lenders a Lien in property as security for all or any portion of the Secured Obligations or any other obligation under any Loan Document, as any of them may be amended, restated or supplemented from time to time.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).

“SFAD” means Saks Fifth Avenue Distribution Company, a Delaware corporation.

“SFAILA” means SFAILA, LLC, a Virginia limited liability company.

“SFAT” means Saks Fifth Avenue Texas LLC, a Delaware limited liability company.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, exceed the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

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(d) it has capital reasonably sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“Stated Termination Date” means November 22, 2013.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Parent. Notwithstanding the foregoing, the reference to “Subsidiary” or “Subsidiaries” in Sections 5.2(g), 6.8, 6.10, 6.11, 6.15, 6.19, 6.20, 7.4, 7.5, 7.6, 7.8(a), 7.8(b), 7.9, 7.10, 7.11, 7.12, 7.15, 7.16, 7.21, and 7.22 does not include any Securitization Subsidiary.

“Subsidiary Guaranty” means the, collectively (or individually as the context may indicate), (i) the Amended and Restated Guaranty Agreement dated as of the Closing Date by and among the Credit Parties and the Agent and (ii) each Joinder Agreement or additional guaranty agreement executed and delivered by a Credit Party pursuant to the Loan Documents.

“Supporting Letter of Credit” has the meaning specified in Section 1.3(g).

“Synthetic Lease Indebtedness” means, with respect to a Person that is a lessee under a synthetic lease, an amount equal to (i) the aggregate purchase price of any property that the lessor under such synthetic lease acquired, through one or a series of related transactions, and thereafter leased to such Person pursuant to such synthetic lease less (ii) the aggregate amount of all payments of fixed rent or other rent payments which reduce such Person’s obligation under such synthetic lease and which are not the financial equivalent of interest. Synthetic Lease Indebtedness of a Person shall also include, without duplication, the amount of Synthetic Lease Indebtedness of others to the extent guaranteed by such Person.

“Taxes” means any and all present or future taxes, levies, imposts, deduction, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (i) such taxes as are imposed on or measured by such Person’s net income, profit or gain, whether such taxes are imposed on a worldwide basis, or are imposed only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise (or franchise taxes imposed in lieu of such taxes), in each case by the jurisdiction (whether federal, state or local and including any political subdivisions thereof) under the laws of which such Person is organized, managed or controlled or in which its principal office is or was located, or in the case of any Lender, in which its applicable lending office is or was located, (ii) any branch profit tax imposed on such Person by any jurisdiction described in clause (i) above, (iii) any United States withholding taxes (x) payable with respect to payments to such Person under the Loan Documents under laws (including any statute, treaty or regulation) in effect on

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the date hereof (or, in the case of a Lender that becomes a Lender after the date hereof, the effective date of the Assignment and Acceptance pursuant to which such Lender becomes a Lender), or (y) is attributable to the failure by a person receiving a payment hereunder to comply with Section 12.10, but not excluding any taxes payable as a result of any change in laws occurring after the date hereof (or, in the case of a Lender that becomes a Lender after the date hereof, the effective date of the Assignment and Acceptance pursuant to which such Lender becomes a Lender), and (iv) any taxes measured by such Person’s net income, and franchise taxes imposed on such Person, as a result of a present or former connection between such Person and the jurisdiction imposing such tax, in the case of clause (i), (ii), (iii) and (iv) above, together with any and all interest and penalties related thereto.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers (or Administrative Borrower on behalf of Borrowers) pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

“Total Assets” means, as at any time of determination thereof, the net book value of all assets of the Parent and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP.

“Total Facility” has the meaning specified in Section 1.1.

“Twelve-Month Period” means a period of twelve full consecutive fiscal months taken together as one accounting period.

“2010 Notes” means the 7 1/2% Notes due 2010 issued under that certain Indenture dated as of December 2, 1998 described in the definition of “Note Indentures” in the original aggregate principal amount of $250,000,000.

“2010 Note Refinancing” means the repayment, retirement or refinancing of the outstanding 2010 Notes; provided, that, in the case of the refinancing of the outstanding 2010 Notes, the Indebtedness arising from such refinancing (a) shall be permitted by the terms of Section 7.11 and (b) shall not require any regularly scheduled principal payments or redemptions prior to the sixtieth day following the end of the term of this Agreement.

“2010 Refinancing Reserve” means the Reserve arising not more than ninety (90) days prior to each scheduled date of any required principal payment or redemption on account of the 2010 Notes, such Reserve to be in the amount of the principal and interest to be paid on each such scheduled date pursuant to the terms of the 2010 Notes and the Note Indenture related thereto, and terminating upon the consummation of the 2010 Note Refinancing (it being understood that such reserve shall be removed for the purpose of borrowing Revolving Loans to consummate the 2010 Note Refinancing with the proceeds therefrom).

“2011 Notes” means the 9-7/8% Notes due 2011 issued under that certain Indenture dated as of October 4, 2001 described in the definition of “Note Indentures” in the original aggregate principal amount of $141,577,000.

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“2011 Note Refinancing” means the repayment, retirement or refinancing of the outstanding 2011 Notes; provided, that, in the case of the refinancing of the outstanding 2011 Notes, the Indebtedness arising from such refinancing (a) shall be permitted by the terms of Section 7.11 and (b) shall not require any regularly scheduled principal payments or redemptions prior to the sixtieth day following the end of the term of this Agreement.

“2011 Refinancing Reserve” means a Reserve arising not more than ninety (90) days prior to each scheduled date of any required principal payment or redemption on account of the 2011 Notes, such Reserve to be in the amount of the principal and interest to be paid on each such scheduled date pursuant to the terms of the 2011 Notes and the Note Indenture related thereto, and terminating upon the consummation of the 2011 Note Refinancing (it being understood that such reserve shall be removed for the purpose of borrowing Revolving Loans to consummate the 2011 Note Refinancing with the proceeds therefrom).

“2013 Notes” means collectively, (a) the 7% Notes due 2013 issued under that certain Indenture dated as of December 8, 2003 described in the definition of “Note Indentures” in the original aggregate principal amount of $208,105,000 and (b) the 7 1/2% Convertible Notes due 2013 issued under that certain Indenture dated as of May 27, 2009 described in the definition of “Note Indentures” in the original aggregate principal amount of $120,000,000.

“2013 Note Refinancing” means the repayment, retirement or refinancing of the outstanding 2013 Notes or, solely in the case of the 2013 Notes issued under that certain Indenture dated as of March 27, 2009, the conversion of such outstanding 2013 into shares of common stock of the Borrower; provided, that, in the case of the refinancing of the outstanding 2013 Notes, the Indebtedness arising from such refinancing (a) shall be permitted by the terms of Section 7.11 and (b) shall not require any regularly scheduled principal payments or redemptions prior to the sixtieth day following the end of the term of this Agreement.

“2013 Refinancing Reserve” means the Reserve arising not more than ninety (90) days prior to each scheduled date of any required principal payment or redemption on account of the 2013 Notes, such Reserve to be in the amount of the principal and interest to be paid on each such scheduled date pursuant to the terms of the 2013 Notes and the Note Indenture related thereto and terminating upon the consummation of the 2013 Note Refinancing (it being understood that such reserve shall be removed for the purpose of borrowing Revolving Loans to consummate the 2013 Note Refinancing with the proceeds therefrom).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that, to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

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“Unused Letter of Credit Subfacility” means an amount equal to $300,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

“Unused Line Fee Rate” means the rate determined based on the grid set forth below:

Level	Average Historical Availability	Unused Line Fee Rate
1	Average Historical Availability greater than or equal to $350,000,000	1.00%

2	Average Historical Availability greater than or equal to $150,000,000, but less than $350,000,000	0.75%

3	Average Historical Availability less than $150,000,000	0.50%

The Unused Line Fee Rate shall be adjusted quarterly on a prospective basis on the first day of each February, May, August and November (each, an “Unused Adjustment Date”) based upon Average Historical Availability in the immediately preceding three month period according to the grid above. If an Event of Default has occurred and is continuing at the time any reduction in the Unused Line Fee Rate is to be implemented, no reduction may occur until the first Unused Adjustment Date following the date upon which such Event of Default is waived.

“U.S. Lender” has the meaning specified in Section 12.10(a).

“Wells Fargo Bank” means Wells Fargo Bank, N.A., a national banking association, or any successor entity thereto.

“WFRF” means Wells Fargo Retail Finance, LLC, a Delaware limited liability company.

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers (or Administrative Borrower on behalf of Borrowers) or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or

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requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers (or Administrative Borrower on behalf of Borrowers) shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

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